UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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YUM! BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

April 8, 2016

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2016 Annual Meeting of Shareholders of YUM! Brands, Inc. The Annual Meeting will be held Friday, May 20, 2016, at 9:00 a.m., local time, in the YUM! Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

Once again, we encourage you to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, lowers the costs of delivery and helps reduce the Company’s environmental impact.

Your vote is important. We encourage you to vote promptly whether or not you plan to attend the meeting. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the notice or proxy card.

If you plan to attend the meeting, please bring your notice, admission ticket from your proxy card or proof of your ownership of YUM common stock as of March 22, 2016 as well as a valid picture identification. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

Greg Creed
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 20, 2016—this notice and the proxy statement are available at www.yum.com/investors/investor_materials.asp. The Annual Report on Form 10-K is available at www.yum.com/annualreport.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Friday, May 20, 2016 9:00 a.m.

YUM! Conference Center, 1900 Colonel Sanders Lane, Louisville, Kentucky 40213

ITEMS OF BUSINESS:

(1)	To elect twelve (12) directors to serve until the 2017 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

(2)	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016.

(3)	To consider and hold an advisory vote on executive compensation.

(4)	To approve the Company’s Long Term Incentive Plan As Amended.

(5)	To consider and vote on one (1) shareholder proposal, if properly presented at the meeting.

(6)	To transact such other business as may properly come before the meeting.

WHO CAN VOTE:

You can vote if you were a shareholder of record as of the close of business on March 22, 2016.

ANNUAL REPORT:

A copy of our 2015 Annual Report on Form 10-K is included with this proxy statement.

WEBSITE:

You may also read the Company’s Annual Report and this Notice and proxy statement on our website at www.yum.com/annualreport and www.yum.com/investors/investor_materials.asp.

DATE OF MAILING:

This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 8, 2016.

By Order of the Board of Directors

Marc L. Kesselman
General Counsel and Secretary

YOUR VOTE IS IMPORTANT

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or on executive compensation related matters without your instructions. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On or about April 8, 2016, we mailed to our shareholders a Notice containing instructions on how to access the proxy statement and our Annual Report and vote online.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet.

If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

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YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

PROXY STATEMENT

For Annual Meeting of Shareholders To Be Held On

May 20, 2016

The Board of Directors (the “Board of Directors” or the “Board”) of YUM! Brands, Inc., a North Carolina corporation (“YUM” or the “Company”), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Saving Time), on Friday, May 20, 2016, in the YUM! Conference Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On or about April 8, 2016, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

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Who may attend the Annual Meeting?

The Annual Meeting is open to all shareholders of record as of close of business on March 22, 2016, or their duly appointed proxies. Seating is limited and admission is on a first-come, first-served basis.

What do I need to bring to attend the Annual Meeting?

You will need a valid picture identification and either an admission ticket or proof of ownership of YUM’s common stock to enter the Annual Meeting. If you are a registered owner, your Notice will be your admission ticket.

If you received the proxy statement and Annual Report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank or broker, you will need to bring your legal proxy from your bank or broker and your admission ticket. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a YUM shareholder. Your admittance to the Annual Meeting will depend upon availability of seating. All shareholders will be required to present valid picture identification prior to admittance. IF YOU DO NOT HAVE A VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

Please note that computers, cameras, sound or video recording equipment, cellular and smart phones, tablets and other similar devices, large bags, briefcases and packages will not be allowed in the meeting room.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Who may vote?

You may vote if you owned YUM common stock as of the close of business on the record date, March 22, 2016. Each share of YUM common stock is entitled to one vote. As of March 22, 2016, YUM had 407,176,521 shares of common stock outstanding.

What am I voting on?

You will be voting on the following five (5) items of business at the Annual Meeting:

•	The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;
•	The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016;
•	An advisory vote on executive compensation;
•	The approval of the Company’s Long Term Incentive Plan As Amended; and
•	One (1) shareholder proposal.

We will also consider other business that properly comes before the meeting.

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How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the nominees named in this proxy statement for election to the Board;
•	FOR the ratification of the selection of KPMG LLP as our independent auditors;
•	FOR the proposal regarding an advisory vote on executive compensation;
•	FOR the proposal to approve the Company’s Long Term Incentive Plan; and
•	AGAINST the shareholder proposal.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet — If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;
•	By telephone — by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or
•	By mail — If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a participant in the Direct Stock Purchase Plan, the administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from you.

If you are a participant in the YUM! Brands 401(k) Plan (“401(k) Plan”), the trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from you.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 19, 2016. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Daylight Saving Time, on May 18, 2016.

Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge’s voting website (www.proxyvote.com). Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 19, 2016.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held through a broker or nominee may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;
•	Voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Saving Time, on May 19, 2016;
•	Giving written notice to the Secretary of the Company prior to the Annual Meeting; or
•	Voting again at the Annual Meeting.

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Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of American Stock Transfer and Trust Company, LLC will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

•	FOR the election of the twelve (12) nominees for director named in this proxy statement (Item 1);
•	FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2016 (Item 2);
•	FOR the proposal regarding an advisory vote on executive compensation (Item 3);
•	FOR the proposal to approve the Company’s Long Term Incentive Plan As Amended (Item 4); and
•	AGAINST the shareholder proposal (Item 5).

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/ or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, LLC, which may be reached at 1 (888) 439-4986.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2016 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of YUM common stock, as of March 22, 2016, must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

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How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the vote on directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles at www.yum.com/investors/governance/principles.asp and at page 9 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

How many votes are needed to approve the other proposals?

The other proposals must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

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GOVERNANCE OF THE COMPANY

The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its practices align management and shareholder interests.

The corporate governance section of the Company website makes available the Company’s corporate governance materials, including the Corporate Governance Principles (the “Governance Principles”), the Company’s Articles of Incorporation and Bylaws, the charters for each Board committee, the Company’s Worldwide Code of Conduct, the Company’s Political Contributions and U.S. Government Advocacy Policy, and information about how to report concerns about the Company. To access these documents on the Company’s website, www.yum.com, click on “Investors” and then “Corporate Governance”.

Highlights of our corporate governance practices are described below.

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What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 15 directors whose terms expire at this Annual Meeting. Messrs. Ferragamo, Novak and Su will be retiring and are not standing for re-election at the Annual Meeting.

As discussed in more detail later in this section, the Board has determined that 11 of the 12 current directors standing for election are independent under the rules of the New York Stock Exchange (“NYSE”).

How often did the Board meet in fiscal 2015?

The Board of Directors met 10 times during fiscal 2015. Each director attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that were held during the period he or she served as a director.

What is the Board’s policy regarding director attendance at the Annual Meeting of Shareholders?

The Board of Director’s policy is that all directors should attend the Annual Meeting and all 12 directors on the Board during the 2015 Annual Meeting were in attendance.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time.

In accordance with the Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Committee’s assessment of a proposed candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Board does not have a specific policy regarding director diversity. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any. In connection with this evaluation, it is expected that each Committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

We believe that each of our directors has met the guidelines set forth in the Governance Principles. As noted in the director biographies that follow this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively.

Brian C. Cornell, Keith Meister and P. Justin Skala were appointed to the Board effective September 18, 2015, October 15, 2015 and January 28, 2016, respectively. Messrs. Cornell, Meister and Skala will stand for election to the Board by our shareholders for the first time. The full Board is recommending their election as directors. Mr. Cornell was recommended to our Nomination and Governance Committee by our Chief Executive Officer, Mr. Meister was recommended by a shareholder and a non-management member of our Board, and Mr. Skala was recommended by a third party search firm and a non-management member of our Board.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM’s Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The recommendation must contain the information described on page 82.

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How Can Shareholders Nominate for the Board?

Director nominations for inclusion in Yum’s proxy materials (Proxy Access). During the past year, we reached out to many of our shareholders regarding corporate governance matters, including proxy access for director nominations. Based on these discussions, we amended our bylaws during 2015 to adopt proxy access provisions that we believe serve the interests of our shareholders.

The amended Yum bylaws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of Yum stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in Yum’s proxy materials director nominees constituting up to 20% of Yum’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in Yum’s bylaws. Notice of proxy access director nominees must be received no earlier than November 10, 2016, and no later than December 10, 2016.

Director nominations to be brought before the 2017 Annual Meeting of Shareholders. Director nominations that a shareholder intends to present at the 2017 Annual Meeting of Shareholders, other than through the proxy access procedures described above, must be received no later than February 20, 2017. These nominations must be submitted by a shareholder in accordance with the requirements specified in the Yum’s bylaws.

Where to send director nominations for the 2017 Annual Meeting of Shareholders. Director nominations brought by shareholders must be delivered to Yum’s Secretary by mail at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 and received by Yum’s Secretary by the dates set forth above.

What is the Board’s leadership structure?

In 2016, the Board will continue the evolution of its leadership structure. Effective January 1, 2015, the Board appointed Greg Creed as CEO to succeed David C. Novak and contemporaneously appointed Mr. Novak Executive Chairman of the Board. Effective after the upcoming Annual Meeting on May 20, 2016, Mr. Novak will retire as Executive Chairman and step down from the Board. Robert D. Walter will assume the new position of Non-Executive Chairman of the Board. Applying our Corporate Governance Principles, the Board also determined that based on Mr. Walter’s independence, it would not appoint a Lead Director when Mr. Walter becomes Non-Executive Chairman.

The Nominating and Governance Committee annually reviews the Board’s leadership structure and evaluates the performance and effectiveness of the Board of Directors. The Board retains the authority to modify its leadership structure in order to address our Company’s circumstances and advance the best interests of the Company and its shareholders as and when appropriate. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and the effectiveness of executive sessions.

The Company’s Governance Principles provide that the CEO may serve as Chairman of the Board, and up until 2015 Mr. Novak served as our CEO and Chairman. These Principles also provide for an independent Lead Director, when the CEO is serving as Chairman. During 2015, our CEO did not serve as Chairman, and our Board determined that it was appropriate to have a Lead Director since Mr. Novak was our former CEO. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman or Lead Director and through the Board’s composition, committee system and policy of having regular executive sessions of non-employee directors, all of which are discussed below this section. Thomas M. Ryan, the Chairman of our Nominating and Governance Committee, served as Lead Director during 2015.

As CEO, Mr. Creed is responsible for leading the Company’s strategies, organization design, people development and culture, and for providing the day-to-day leadership over operations. In 2015, while serving as Executive Chairman, Mr. Novak was responsible for supporting the CEO on corporate strategy, innovative business and brand building ideas, and leadership development.

The Board created the Lead Director position in August 2012, after its annual review which included engaging in dialogue and receiving input from a number of major shareholders. During 2015 (and since 2012), the Lead Director position was structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. Thomas M. Ryan served as the Lead Director during 2015, and the Board concluded that Mr. Ryan provided effective oversight in this role. The Board appointed Robert D. Walter Lead Director effective January 1, 2016.

To assure effective independent oversight, the Board has adopted a number of governance practices discussed on the following page.

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What are the Company’s governance policies and ethical guidelines?

•	Board Committee Charters. The Audit, Management Planning and Development and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance. These charters comply with the requirements of the NYSE. Each charter is available on the Company’s website at www.yum.com/investors/governance/charters.asp.

•	Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines are available on the Company’s website at www.yum.com/investors/governance/principles.asp.

•	Ethical Guidelines. YUM’s Worldwide Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly-complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at www.yum.com/investors/governance/conduct.asp. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this website.

What other significant Board practices does the Company have?

•	Private Executive Sessions. Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the Lead Director. Our independent directors meet in executive session at least once per year.

•	Role of Lead Director. Our Governance Principles require the election, by the independent directors, of a Lead Director when the CEO is also serving as Chairman.

The Lead Director position is structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the Lead Director is responsible for:

(a)	Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairman is not present, and advising the Chairman and CEO of any decisions reached or suggestions made at any executive session,

(b)	Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,

(c)	If requested by major shareholders, being available for consultations and direct communication,

(d)	Serving as a liaison between the Chairman and the independent directors, and

(e)	Calling special meetings of the independent directors.

As noted above, Robert D. Walter, our current Lead Director, will become Non-Executive Chairman of the Board upon Mr. Novak’s retirement as Executive Chairman at our Annual Meeting of Shareholders on May 20, 2016. Since Mr. Walter is independent, the Board has determined that it will not appoint a Lead Director once Mr. Walter’s appointment as Non-Executive Director becomes effective. It is expected that the independent Non-Executive Chairman will preside at all meetings of the Board, and work with the CEO to set Board meeting agendas and schedule Board meetings, as well as retain the other responsibilities that the Lead Director currently has.

•	Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•	Board and Committees’ Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.

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•	Majority Voting Policy. Our Articles of Incorporation require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “for” his or her election in excess of the number of votes “against.” The Company’s Governance Principles further provide that any incumbent director who does not receive a majority of “for” votes will promptly tender to the Board his or her resignation from the Board.

The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board’s decision will be publicly disclosed.

What access do the Board and Board committees have to management and to outside advisors?

•	Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•	Access to Outside Advisors. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management, including succession planning. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee and to the Management Planning and Development Committee. The Audit Committee engages in substantive discussions of risk management at its regular committee meetings held during the year. At these meetings, it receives functional risk review reports covering significant areas of risk from senior managers responsible for these functional areas, as well as receiving reports from the Company’s Chief Auditor and the General Counsel. Our Chief Auditor reports directly to the Chairman of the Audit Committee and our Chief Financial Officer. The Audit Committee also receives reports at each meeting regarding legal and regulatory risks from management and meets in separate executive sessions with our independent auditors and our Chief Auditor. The Audit Committee provides a summary to the full Board at each regular Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting. In addition, our Management Planning and Development Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

Has the Company conducted a risk assessment of its compensation policies and practices?

As stated in the Compensation Discussion and Analysis at page 39, the philosophy of our compensation programs is to reward performance by designing pay programs that incorporate team and individual performance, customer satisfaction and shareholder return; emphasize long-term incentives; drive ownership mentality; and require executives to personally invest in Company stock.

In early 2016, the Management Planning and Development Committee (the “Committee”) oversaw the risk assessment of our compensation programs for all employees to determine whether they encourage unreasonable or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based

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on this review, the Committee concluded our compensation policies and practices do not encourage our employees to take unnecessary or excessive risks.

As part of this assessment, the Committee concluded the following policies and practices of the Company’s cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

•	Our compensation system is balanced, rewarding both short-term and long-term performance

•	Long-term Company performance is emphasized. The majority of incentive compensation for the top level employees is associated with the long-term performance of the Company

•	Strong stock ownership guidelines are enforced for approximately 400 senior employees

•	The annual incentive and performance share plans both have caps on the level of performance over which no additional rewards are paid, thereby mitigating incentives for executives to take unreasonable risks

•	The annual incentive target setting process is closely linked to the annual financial planning process and supports the Company’s overall strategic plan, which is reviewed and approved by the Board

•	Compensation performance measures set for each division are transparent and tied to multiple measurable factors, none of which exceed a 50% weighting. The measures are drivers of returns and are transparent to shareholders

•	The capital allocation process is driven by strategic objectives, aligned with Division annual operating plans and requires capital expenditure approval, ensuring alignment with development and return requirements

•	The financial performance which determines employee awards is closely monitored by the Audit Committee and the full Board

•	The Company has implemented a robust recoupment (clawback) policy

How does the Board determine which directors are considered independent?

The Company’s Governance Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Governance Principles can be found on the Company’s website (www.yum.com/investors/governance/principles.asp).

Pursuant to the Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of David C. Novak, Greg Creed, and Jing-Shyh S. Su. Messrs. Novak, Creed and Su are not considered independent directors because of their employment by the Company.

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Cavanagh, Dorman, Ferragamo, Linen, Meister, Nelson, Ryan, Skala, Walter and Mmes. Graddick-Weir and Stock had no other relationship with the Company other than their relationship as a director. The Board did note as discussed in the next paragraph that Target Corp., which employs Mr. Cornell, has a business relationship with the Company; however, as noted below, the Board determined that this relationship was not material to the director or Target Corp. and, therefore determined Mr. Cornell was independent.

Brian C. Cornell is the Chairman and Chief Executive Officer of Target Corp. During 2015, the Company received approximately $12 million in license fees from Target Corp. in the normal course of business. Divisions of the Company paid Target Corp. approximately $2.5 million in rebates in 2015. The Board determined that these payments did not create a material relationship between the Company and Mr. Cornell or the Company and Target Corp. as the payments represent less than one-tenth of 1% of Target Corp.’s revenues. The Board determined that this relationship was not material to Mr. Cornell or Target Corp.

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How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors’ review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chair and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Management Planning and Development Committee matters are referred to the Chair of the Management Planning and Development Committee.

What are the Company’s policies on reporting of concerns regarding accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Marc Kesselman. If any person believes that he or she should communicate with our Audit Committee Chair, Thomas C. Nelson, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting The Network at 1 (800) 241-5689. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/ or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at www.yum.com/investors/governance/complaint.asp.

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What are the Committees of the Board?

The Board of Directors has standing Audit, Management Planning and Development, Nominating and Governance and Executive/Finance Committees.

Name of Committee			Number of Meetings
and Members	Functions of the Committee		in Fiscal 2015
Audit: Thomas C. Nelson, Chair Michael J. Cavanagh* Brian C. Cornell* Keith Meister* Jonathan S. Linen P. Justin Skala Elane B. Stock	•	Possesses sole authority regarding the selection and retention of independent auditors	10
	•	Reviews and has oversight over the Company’s internal audit function
	•	Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors
	•	Reviews the independence, qualification and performance of the independent auditors
	•	Reviews the adequacy of the Company’s internal systems of accounting and financial control
	•	Reviews the annual audited financial statements and results of the audit with management and the independent auditors
	•	Reviews the Company’s accounting and financial reporting principles and practices including any significant changes
	•	Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company’s Worldwide Code of Conduct and Policy on Conflicts of Interest
	•	Discusses with management the Company’s policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” set forth on page 10.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

*Brian C. Cornell and Michael Cavanagh were each appointed Audit Committee members effective September 18, 2015. Keith Meister and P. Justin Skala were appointed Audit Committee members effective November 19, 2015 and March 4, 2016, respectively.

Name of Committee			Number of Meetings
and Members	Functions of the Committee		in Fiscal 2015
Management Planning and Development:	•	Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs	4
Robert D. Walter, Chair David W. Dorman Massimo Ferragamo Mirian M. Graddick-Weir* Thomas M. Ryan Elane B. Stock*	•	Monitors the performance of the chief executive officer and other senior executives in light of corporate goals set by the Committee
	•	Reviews and approves the compensation of the chief executive officer and other senior executive officers
	•	Reviews management succession planning

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

*Mirian Graddick-Weir and Elane B. Stock were each appointed Management Planning and Development Committee members effective September 18, 2015 and January 28, 2015, respectively.

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Name of Committee			Number of Meetings
and Members	Functions of the Committee		in Fiscal 2015
Nominating and Governance:	•	Identifies and proposes to the Board suitable candidates for Board membership	4
Thomas M. Ryan, Chair David W. Dorman Massimo Ferragamo Mirian M. Graddick-Weir Elane B. Stock Robert D. Walter	•	Advises the Board on matters of corporate governance
	•	Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles
	•	Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance
	•	Prepares and supervises the Board’s annual review of director independence

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee			Number of Meetings
and Members	Functions of the Committee		in Fiscal 2015
Executive/Finance: David C. Novak, Chair Thomas C. Nelson Thomas M. Ryan Robert D. Walter	•	Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session	—

How are directors compensated?

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

Non-Employee Directors Annual Compensation. The annual compensation for each director who is not an employee of YUM is discussed under “Director Compensation” beginning on page 75.

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s policies and procedures for the review of related person transactions the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Committee’s review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

After its review, the Nominating and Governance Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $100,000. These transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company’s total revenues and the related person is not an executive officer of the other company.

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Does the Company require stock ownership by directors?

Yes, the Company requires stock ownership by directors. The Board of Directors expects non-management directors to hold a meaningful number of shares of Company common stock and expects non-management directors to retain shares acquired as compensation as a director until at least 12 months following their departure from the Board.

YUM directors receive a significant portion of their annual compensation in stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our shareholders.

How much YUM stock do the directors own?

Stock ownership information for each director is shown in the table on page 38.

Does the Company have stock ownership guidelines for executives and senior management?

The Management Planning and Development Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 58.

The Company has maintained an ownership culture among its executive and senior managers since its formation. Substantially all executive officers and members of senior management hold stock well in excess of the guidelines.

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MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 1	Election of Directors and Director Biographies (Item 1 on the Proxy Card)

Who are this year’s nominees?

The twelve (12) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2017 Annual Meeting and until their respective successors are elected and qualified are provided below. The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

There are no family relationships among any of the directors and executive officers of the Company. Director ages are as of the date of this proxy statement.

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Michael J. Cavanagh
Age 50

Director Since 2012

Senior Executive Vice President and Chief Financial Officer Comcast Corporation

Michael J. Cavanagh is Senior Executive Vice President and Chief Financial Officer of Comcast Corporation, a global media and technology company. He has held this position since July 2015. From July 2014 to May 2015 he served as Co-President and Co-Chief Operating Officer for The Carlyle Group, a global investment firm, and he was also a member of the Executive Group and Management Committee of The Carlyle Group. Prior to this, Mr. Cavanagh was the Co-Chief Executive Officer of the Corporate & Investment Bank of JPMorgan Chase & Co. from 2012 until 2014. From 2010 to 2012, he was the Chief Executive Officer of JPMorgan Chase & Co.’s Treasury & Securities Services business, one of the world’s largest cash management providers and a leading global custodian. From 2004 to 2010, Mr. Cavanagh was Chief Financial Officer of JPMorgan Chase & Co. Mr. Cavanagh served on the board of The Carlyle Group L.P. in 2014.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Operating and management experience, including as chief financial officer of a global media and technology company and president and chief operating officer of a global investment firm

•	Expertise in finance and strategic planning

•	Independent of Company

Brian C. Cornell
Age 57

Director since 2015

Chairman and Chief Executive Officer Target Corp.

Brian C. Cornell has served as Chairman and Chief Executive Officer of Target Corp., a general merchandise retailer, since August 2014. Mr. Cornell served as the Chief Executive Officer of PepsiCo Americas Foods, a division of PepsiCo, Inc. from March 2012 to July 2014. From April 2009 to January 2012, Mr. Cornell served as the Chief Executive Officer and President of Sam’s Club, a division of Wal-Mart Stores, Inc. and as an Executive Vice President of Wal-Mart Stores, Inc. He has been a Director of Target Corp. since 2014. He has served as a Director of Home Depot, OfficeMax, Polaris Industries Inc., Centerplate, Inc. and Kirin-Tropicana, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Operating and management experience, including as chairman and chief executive officer of a merchandise retailer

•	Expertise in strategic planning, retail business, branding and corporate leadership

•	Public company directorship experience

•	Independent of Company

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Greg Creed
Age 58

Director since 2014

Chief Executive Officer, YUM

Greg Creed is Chief Executive Officer of YUM. He has served in this position since January 2015. He served as Chief Executive Officer of Taco Bell Division from January 2014 to December 2014 and as Chief Executive Officer of Taco Bell U.S. from 2011 to December 2013. Prior to this position, Mr. Creed served as President and Chief Concept Officer of Taco Bell U.S., a position he held beginning in December 2006. Mr. Creed served as Chief Operating Officer of YUM from 2005 to 2006. He has served as a director of International Games Technology since 2010.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Operating and management experience, including as chief executive officer of Taco Bell

•	Expertise in strategic planning, global branding, franchising, and corporate leadership

•	Public company directorship and committee experience

David W. Dorman
Age 62

Director Since 2005

Non-Executive Chairman, CVS Health Corporation

David W. Dorman is the Non-Executive Chairman of the Board of CVS Health Corporation (formerly known as CVS Caremark Corporation), a pharmacy healthcare provider. He has held this position since May 2011. He is also a Founding Partner of Centerview Capital, a private investment firm, since July 2013. From 2008 until 2011, he was the Non-Executive Chairman of Motorola Solutions, Inc. (formerly known as Motorola Inc.), a leading provider of business and mission critical communication products and services for enterprise and government customers. From October 2006 through April 2008, he was a Managing Director and Senior Advisor with Warburg Pincus LLC, a global private equity firm. From November 2005 until January 2006, Mr. Dorman served as President and a director of AT&T Inc., a telecommunications company (formerly known as SBC Communications). From November 2002 until November 2005, Mr. Dorman was Chairman of the Board and Chief Executive Officer of AT&T Corporation. Mr. Dorman currently serves on the board of Georgia Tech Foundation and Paypal Holdings, Inc. Mr. Dorman served on the board of Motorola Solutions, Inc. from 2006 to 2015 and on eBay Inc. from 2014 to 2015.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Operating and management experience, including as chief executive officer of global telecommunications-related businesses

•	Expertise in finance, strategic planning and public company executive compensation

•	Public company directorship and committee experience

•	Independent of Company

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Mirian M. Graddick-Weir
Age 61

Director since 2012

Executive Vice President Human Resources Merck & Co., Inc.

Mirian M. Graddick-Weir serves as Executive Vice President of Human Resources for Merck & Co., Inc., a pharmaceutical company. She has held this position since 2008. From 2006 until 2008, she was Senior Vice President of Human Resources of Merck & Co., Inc. Prior to this position, she served as Executive Vice President of Human Resources of AT&T Corp. from 2001 to 2006. Ms. Graddick-Weir served as a director of Harleysville Group Inc. from 2000 until 2012.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Management experience, including as executive vice president of human resources for a pharmaceutical company

•	Expertise in global human resources, corporate governance and public company compensation

•	Public company directorship and committee experience

•	Independent of Company

Jonathan S. Linen
Age 72

Director since 2005

Advisor to the Chairman, American Express Company

Jonathan S. Linen has been an advisor to the Chairman of American Express Company, a diversified worldwide travel and financial services company, since January 2006. From August 1993 until December 2005, he served as Vice Chairman of American Express Company. Mr. Linen is a director of Modern Bank, N.A. Mr. Linen served on the board of The Intercontinental Hotels Group from 2005 to 2014.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Operating and management experience, including as president and chief executive officer of global travel-related services company

•	Expertise in finance, marketing and international business development

•	Public company directorship and committee experience

•	Independent of Company

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Keith Meister
Age 42

Director since 2015

Managing Partner of Corvex Management LP

Keith Meister has been the Managing Partner of Corvex Management LP, a New York based investment firm, since 2011. From 2003 to August 2010, Mr. Meister served as Chief Executive Officer and then Principal Executive Officer and Vice Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a diversified holding company. Mr. Meister currently serves on the board of directors of The Williams Company, Inc. Mr. Meister previously served on the board of directors of several public companies, including The ADT Corporation, Ralcorp Holdings, Inc., XO Holdings, Motorola Mobility and Motorola, Inc., Federal Mogul, American Railcar Industries and American Casino & Entertainment Properties LLC.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Operational and management experience as managing partner, and executive officer of an investment firm and diversified holding company

•	Expertise in finance, securities, capital markets, strategic development and risk management

•	Public company directorship and committee experience

•	Independent of Company

Thomas C. Nelson
Age 53

Director Since 2006

Chairman, Chief Executive Officer and President, National Gypsum Company

Thomas C. Nelson has served as the President and Chief Executive Officer of National Gypsum Company, a building products manufacturer, since 1999 and was elected Chairman of the Board in January 2005. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. He serves as Director of Carolinas Healthcare System and was a director of Belk, Inc. from 2003 to 2015. Since January 2015, Mr. Nelson has served as a director for the Federal Reserve Bank of Richmond.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Operational and management experience, including as president and chief executive officer of a building products manufacturer

•	Senior government experience as Assistant to the Secretary of the United States Defense Department and as a White House Fellow

•	Expertise in finance, strategic planning, business development and retail business

•	Public company directorship and committee experience

•	Independent of Company

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Thomas M. Ryan
Age 63

Director Since 2002

Former Chairman and CEO, CVS Health Corporation

Thomas M. Ryan is the former Chairman and Chief Executive Officer of the Board of CVS Health Corporation, formerly known as CVS Caremark Corporation (“CVS”), a pharmacy healthcare provider. He served as Chairman from April 1999 to May 2011. He was Chief Executive Officer of CVS from May 1998 to February 2011 and also served as President from May 1998 to May 2010. Mr. Ryan serves on the boards of Five Below, Inc. and PJT Partners, Inc., and is an Operating Partner of Advent International. Mr. Ryan was a director of Bank of America Corporation from 2004 to 2010 and Vantiv Inc. from 2012 to 2016.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Operating and management experience, including as chief executive officer of a global pharmacy healthcare business

•	Expertise in finance, strategic planning and public company executive compensation

•	Public company directorship and committee experience

•	Independent of Company

P. Justin Skala
Age 56

Director since January 28, 2016

Chief Operating Officer of North America, Europe, Africa/Eurasia and Global Sustainability for the Colgate - Palmolive Company

P. Justin Skala is Chief Operating Officer, North America, Europe, Africa/Eurasia and Global Sustainability, of the Colgate-Palmolive Company, a leading consumer products company. He has held this position since 2013. From 2010 to 2013 he was the President of Colgate - Latin America. From 2007 to 2010, he was president of Colgate - Asia.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Global operating and management experience, including as president of major divisions of a consumer products company

•	Expertise in branding, marketing, sales, strategic planning and international business development

•	Independent of Company

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Elane B. Stock
Age 51

Director Since 2014

Group President Kimberly-Clark International

Elane B. Stock is Group President of Kimberly-Clark International, a division of Kimberly-Clark Corporation, a leading global consumer products company. She has held this position since 2014. From 2012 to 2014 she was the Group President for Kimberly-Clark Professional. Prior to this role, Ms. Stock was the Chief Strategy Officer from 2010, when she first joined Kimberly-Clark, to 2012. Ms. Stock was the National Vice President of Strategy for the American Cancer Society from 2008 to 2010.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Global operating and management experience, including as group president of a consumer products company

•	Expertise in branding, marketing, sales, strategic planning and international business development

•	Independent of Company

Robert D. Walter
Age 70

Director Since 2008

Founder and Retired Chairman/CEO Cardinal Health, Inc.

Robert D. Walter is the founder of Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement from Cardinal Health, he served as Executive Director from November 2007 to June 2008. From April 2006 to November 2007, he served as Executive Chairman of the Board of Cardinal Health. From 1979 to April 2006, he served as Chairman and Chief Executive Officer of Cardinal Health. Mr. Walter also serves as a director of American Express Company and Nordstrom, Inc. From 2000 to 2007, he was a director of CBS Corporation and its predecessor, Viacom, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•	Operating and management experience, including as chief executive officer, of a global healthcare and service provider business

•	Expertise in finance, business development, business integrations, financial reporting, compliance and controls

•	Public company directorship and committee experience

•	Independent of Company

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If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2017 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR the election of these nominees.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

Our policy regarding the election of directors can be found in our Governance Principles at www.yum.com/investors/governance/principles.asp and at page 9 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

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ITEM 2	Ratification of Independent Auditors (Item 2 on the Proxy Card)

What am I voting on?

A proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2016. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2015, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

What were KPMG’s fees for audit and other services for fiscal years 2015 and 2014?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2015 and 2014, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2015 and 2014.

	2015	2014
Audit fees(1)	$6,233,000	$6,904,000
Audit-related fees(2)	558,000	615,000
Audit and audit-related fees	6,791,000	7,519,000
Tax fees(3)	304,000	438,000
All other fees	—	—
TOTAL FEES	$7,095,000	$7,957,000

(1)	Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, audits of the effectiveness of the Company’s internal controls over financial reporting, statutory audits and services rendered in connection with the Company’s securities offerings.
(2)	Audit-related fees include audits of financial statements of certain employee benefit plans, agreed upon procedures and other attestations.
(3)	Tax fees consist principally of fees for international tax compliance, tax audit assistance, and VAT and other tax advisory services.

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What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members, and has currently delegated pre-approval authority up to certain amounts to its Chair.

Pre-approvals for services are granted at the January Audit Committee meeting each year. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must be pre-approved.

The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chair of the Audit Committee.

The complete policy is available on the Company’s website at www.yum.com/investors/governance/media/gov_auditpolicy.pdf.

ITEM 3	Advisory Vote on Executive Compensation (Item 3 on the Proxy Card)

What am I voting on?

In accordance with SEC rules, we are asking shareholders to approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

Our Performance-Based Executive Compensation Program Attracts and Retains Strong Leaders and Closely Aligns with Our Shareholders’ Interests

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our shareholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 39, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Management Planning and Development Committee makes compensation decisions under our programs.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider

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shareholder concerns in their continuing evaluation of the Company’s compensation program. Unless the Board of Directors modifies its policy on the frequency of this advisory vote, the next advisory vote on executive compensation will be held at the 2017 Annual Meeting of Shareholders.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

ITEM 4	Proposal to Approve The Company’s Long Term Incentive Plan As Amended (Item 4 on the Proxy Card)

What am I voting on?

We are requesting that shareholders approve the Long Term Incentive Plan as amended (the “Plan”). We established the Plan to attract and retain persons who are eligible to participate in the Plan, to motivate the Plan participants, by means of appropriate incentives, to achieve long-range goals, to provide incentive compensation opportunities that are competitive with those of other similar companies, and to align the interests of the Plan participants with our shareholders.

Key Changes to the Plan

The Board approved an amendment and restatement of the Plan on March 4, 2016. The following are the most significant changes to the Plan included in the amendment and restatement:

•	Net Share increase of 13 million.

–	Share increase. We will increase the number of shares available for issuance under the Plan by 22 million shares;

–	Shares cancelled. Upon shareholder approval of the Plan, we will cancel approximately 9 million shares representing the remaining shares available for issuance under the YUM! Brands, Inc. Restaurant General Manager Stock Plan (the “YumBucks Plan”), the YUM! Brands, Inc. SharePower Plan (the “SharePower Plan”), and the YUM! Brands 1997 Long Term Incentive Plan (the “1997 Plan”), as described in greater detail below;

–	Net Share increase. This represents a net increase of shares available for issuance of approximately 13 million shares.

–	We have modified the provisions relating to treatment of awards in connection with a change in control because our awards no longer provide for “single trigger” vesting;

•	We clarified the requirements with respect to awards that are intended to be qualified as performance-based compensation (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, (“Performance-Based Compensation”);

•	We have expanded the restrictions on repricing of stock options and stock appreciation rights (“SARs”);

•	We updated the maximum shares or value that can be subject to awards made under the Plan, including adding a limit on awards to our directors who are not employees of us or our subsidiaries (“Outside Directors”);

•	We have added a limitation on the number of shares under the Plan that may be awarded in the form of incentive stock options (“ISOs”);

•	We have added more broad provisions relating to clawbacks and compensation recovery policies;

•	We have modified the Plan to provide that dividend rights and dividend equivalent rights may not be granted with respect to stock options or SARs and any such features applicable to other awards under the Plan must be subject to the same vesting and payment restrictions as apply to the underlying award; and

•	We made other technical and conforming changes.

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Selected Plan Data

The following table includes information regarding outstanding equity awards and shares available for future awards under the Company’s equity plans as of December 31, 2015 (and without giving effect to approval of the amended Plan under this Proposal):

	The Plan	Other Plans(1)
Total shares underlying outstanding options and SARs(2)	8,278,913	413,909
Weighted average exercise price of outstanding options and SARs	50.91	61.09
Weighted average remaining contractual life of outstanding options and SARs	5.30	6.37
Total shares underlying outstanding unvested time-based RSUs	469,429	0
Total shares underlying outstanding performance-based RSUs	169,194	0
Total shares underlying outstanding deferral shares	4,500,989	0
Total shares currently available for grant(3)	3,204,537	9,348,882	(4)

(1)	Other Plans are the YUM Brands 1997 Plan, the YumBucks Plan and the SharePower Plan
(2)	Shares shown here represent resulting shares upon exercise of outstanding options and SARs at December 31, 2015. For SARs, we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock). The total number of outstanding options and SARs is 25,922,722 (23,657,306 were issued under the Plan and 2,265,416 issued under the Other Plans).
(3)	Under the Plan, stock based awards are granted from a pool of available shares, with stock options and SARs counting as 1 share and full value awards (RSUs and performance share units, etc) counted as 2 shares except for shares underlying deferral shares which count as 1 share
(4)	Upon shareholder approval of the Plan these shares will not be available for grant (except for approximately 400,000 shares underlying options and SARs granted early in 2016)

Year	Options/SARs Granted	Time-Based RSUs Granted	Performance- Based RSUs Earned	Total Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate = Total Granted / Common Shares Outstanding
2015	3,811,598	205,581	0	4,017,179	436,000,000	0.92%
2014	3,619,536	204,687	0	3,824,223	444,000,000	0.86%
2013	3,767,552	562,339	0	4,329,891	452,000,000	0.96%

Overview of Plan Awards

The Plan authorizes the award of stock options (including ISOs and non-qualified stock options (“NQOs”)), SARs, and “Full Value Awards” (including restricted stock awards, restricted stock unit awards, performance shares, and performance unit awards), each as described below.

Prohibition on Repricing

The Plan provides that, except for adjustments in connection with corporate transactions (discussed below) or as approved by our shareholders, the exercise price of an outstanding stock option or SAR may not be decreased after the date of grant, nor may an outstanding stock option or SAR be surrendered to us in consideration for the grant of a replacement stock option or SAR with a lower exercise price or a Full Value Award. Except as approved by our shareholders, in no event may any stock option or SAR granted under the Plan be surrendered to us in consideration for a cash payment if, at the time of such surrender, the exercise price of the stock option or SAR is greater than the then current fair market value of a share of our common stock.

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Description of the Plan

The following is a brief description of the material features of the Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Appendix A.

Eligibility

Any officer, director or other employee of us or one of our subsidiaries, consultants, independent contractors or agents of us or one of our subsidiaries, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of us or one of our subsidiaries (but effective no earlier than the date on which such individual begins to provide services to us or one of our subsidiaries), including in any case, Outside Directors. Upon receiving a grant of an award under the Plan, an eligible individual shall be a “participant” in the Plan.

Approximately 505,000 individuals were eligible on an annual basis to receive awards under the Plan and in 2015, we granted equity awards of the type authorized in the Plan to approximately 800 persons.

Administration of the Plan

The Plan is administered by the Management Planning and Development Committee (the “Committee”). For purposes of the Plan and subject to the terms and conditions of the Plan, the Committee has the authority and discretion (a) to select from among the eligible individuals those persons who shall receive awards under the Plan, (b) to determine the time or times of receipt, (c) to determine the types of awards and the number of shares covered by the awards, (d) to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and, subject to the terms and conditions of the Plan, to cancel or suspend awards, (e) to the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the awards in jurisdictions outside the United States, to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States, (f) to conclusively interpret the Plan, (g) to establish, amend, and rescind any rules and regulations relating to the Plan, (h) to determine the terms and provisions of any award agreement made pursuant to the Plan, and (i) to make all other determinations that may be necessary or advisable for the administration of the Plan. In addition, the Committee also has the authority to determine the extent to which awards under the Plan will be structured as Performance-Based Compensation and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to the requirements of Code Section 162(m). Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

Except as prohibited by applicable law or as necessary to preserve exemptions under the securities laws, the Committee may delegate any of its duties under the Plan to such agents as it determines from time to time (which delegation can be revoked at any time). Unless action to the contrary has been taken by the Board or the Committee, the Committee’s authority with respect to awards and other matters concerning participants below the Executive Officer level is delegated to our Chief Executive Officer.

Shares Available Under the Plan

We have reserved for issuance under the Plan 92,600,000 shares. As noted above, this represents an increase of 22 million shares available for issuance. Also as noted above, we will cancel shares available for issuance under the YumBucks Plan, the SharePower Plan and the 1997 Plan as of the date that the Plan is approved by our shareholders (referred to as the “Approval Date”) (and immediately prior to approval). This will represent the cancellation of approximately 9 million shares.

The number of shares available for grants of ISOs under the Plan is equal to 92,600,000. The number of shares available for grants of Full Value Awards under the Plan is equal to approximately 12,000,000 except that shares subject to Full Value Awards granted with respect to the deferral of annual cash incentive awards under a deferred compensation plan maintained by us or our subsidiaries will not count towards this maximum.

Shares available under the Plan may be authorized but unissued or shares currently held or subsequently acquired by us as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.

Each share delivered in respect of a Full Value Award is counted as covering 2 shares except that, in the case of restricted stock or restricted stock units delivered pursuant to the settlement of earned annual incentives, each share shall be counted as covering 1 share. To the extent any shares of stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of our common stock (by either actual delivery or by attestation, including net exercise),

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only the number of shares of stock issued net of the shares tendered shall be deemed delivered for purposes of the Plan.

After the Approval Date, no awards may be granted under the YumBucks Plan, the 1997 Plan or the SharePower Plan.

On March 30, 2016, the last reported sale price of our common stock on the New York Stock Exchange was $82.25 per share.

Other Share Limitations

The following limitations shall apply under the Plan: (a) the maximum number of shares that may be covered by stock options or SARs granted to any one individual during any five calendar-year period shall be 9,000,000; (b) in the case of Full Value Awards that are intended to be Performance-Based Compensation, no more than 3,000,000 shares of common stock may be subject to such awards granted to any one individual during any five-calendar-year period (regardless of when such shares are deliverable); provided, however, that, in the case of any Full Value Award that is a performance unit award that is intended to be Performance-Based Compensation, no more than $10,000,000 may be subject to any such awards granted to any one individual during any one-calendar-year period (regardless of when such amounts are deliverable); and (c) no Outside Director may be granted during any calendar year an award or awards having a value determined on the grant date in excess of $750,000.

Adjustments

If (1) any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend, or (2) any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, or sale or other disposition by us of all or a portion of our assets, (3) any other change in our corporate structure, or (4) any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in (x) the outstanding shares of our common stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of us or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of us or of any other corporation being received by the holders of outstanding shares of our common stock), or (y) a material change in the market value of the outstanding shares of our common stock as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in: (a) the number and type of shares (or other property) with respect to which awards may be granted under the Plan; (b) the number and type of shares (or other property) subject to outstanding awards; (c) the grant or exercise price with respect to outstanding awards; (d) the limitations on shares reserved for issuance under the Plan and the limitations on the number of shares (or dollar amount) that can be subject to awards granted to certain individuals or within a specified time period; and (e) the terms, conditions or restrictions of outstanding awards and/or award agreements. In the case of any stock option that is an ISO, any adjustments in accordance with the foregoing shall be accomplished so that such stock option shall continue to be an ISO and there are restrictions on the type and manner of adjustment to awards to ensure compliance with Code Section 409A (relating to nonqualified deferred compensation).

Awards under the Plan

Agreements

An award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any award to any participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the participant, and the Committee may, but need not, require that the participant sign a copy of such document.

Stock Options and SARs

The grant of a stock option under the Plan entitles the participant to purchase shares of our common stock at an exercise price and during a specified time established by the Committee. Any stock option may be either an ISO or an NQO, as determined in the discretion of the Committee. An “ISO” is a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) and may only be granted to employees of us or our eligible subsidiaries. An “NQO” is a stock option that is not intended to be an ISO. A stock option will be deemed to be an NQO unless it is specifically designated by the Committee as an ISO and/or to the extent that it does not meet the requirements of an ISO. Any stock option that is intended to constitute an ISO shall satisfy any other requirements of Code Section 422 and, to the extent such stock option does not satisfy such requirements, the stock option shall be treated as a NQO.

A SAR entitles the participant to receive, in cash or stock, value equal to (or otherwise based on) the excess of: (a) the fair market value of a specified number of shares of our common stock at the time of exercise; over (b) an exercise price established by the Committee.

The Committee shall designate the participants to whom stock options or SARs are to be granted and shall determine

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the number of shares of stock subject to each such stock option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. The Committee may not, however, grant dividends or dividend equivalents (current or deferred) with respect to any stock option or SAR granted under the Plan. In no event shall a stock option or SAR be exercisable later than the ten-year anniversary of the date on which the stock option or SAR is granted (or such shorter period required by law or the rules of any stock exchange on which the stock is listed).

The “exercise price” of each stock option or SAR granted shall be established by the Committee or shall be determined by a method established by the Committee at the time the stock option or SAR is granted, except that the exercise price shall not be less than the fair market value of a share of stock on the date of grant. Stock options and SARs granted under the Plan in replacement for awards under plans and arrangements of us or one of our subsidiaries that are assumed in business combinations may provide for exercise prices that are less than the fair market value of the stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award.

The exercise price of a stock option shall be payable in cash or by tendering (including by way of a net exercise), by either actual delivery of shares or by attestation, shares of stock acceptable to the Committee, and valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Committee. The Committee may permit a participant to elect to pay the exercise price upon the exercise of a stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Generally, the full exercise price for shares of common stock purchased upon the exercise shall be paid at the time of such exercise (except that, in the case of a third party exercise arrangement described above, payment may be made as soon as practicable after the exercise).

Full Value Awards

A Full Value Award is a grant of one or more shares of our common stock or a right to receive one or more shares of our common stock in the future (including restricted stock, restricted stock units, performance shares, and performance units) that is contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement; provided, however, that no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.

Except for Full Value Awards that are granted (a) in lieu of other compensation, (b) as a form of payment of earned performance awards or other incentive compensation, (c) to new hires, or (d) as retention awards outside the United States, if the right to become vested in a Full Value Award granted to an employee is conditioned on the completion of a specified period of service with us and our subsidiaries, without achievement of performance measures or performance objectives being required as a condition of vesting, then the required period of service for full vesting of the Full Value Award shall be not less than three years (provided that the required period for full vesting shall, instead, not be less than two years in the case of annual incentive deferrals payable in restricted shares), subject to pro rated vesting over the applicable minimum service period and to acceleration of vesting, to the extent permitted by the Committee, in the event of the participant’s death, disability, retirement, change in control or involuntary termination). Awards to Outside Directors are not subject to these restrictions.

Settlement and Payment of Awards

Awards may be settled through the delivery of shares of our common stock, the granting of replacement awards, or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment (other than a stock option or SAR other than to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

Performance-Based Compensation

In general, Code Section 162(m) limits our compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Code Section 162(m). This deduction limitation does not apply to certain types of compensation, including Performance-Based Compensation. The terms of the Plan permit, but do not require, us to issue awards under the Plan that meet the requirements of Performance-Based Compensation so that such awards will be deductible by us for federal income tax purposes.

We anticipate that any compensation paid in connection with exercises of stock options or the exercise or settlement of SARs under the Plan will qualify as Performance-Based Compensation.

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Full Value Awards granted under the Plan may be designated and structured as Performance-Based Compensation. To the extent required by Code Section 162(m), any Full Value Award so designated will be conditioned on the achievement of one or more performance targets as determined by the Committee, which performance targets will be based on one or more of the following performance measures: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; total shareholder return; customer satisfaction metrics; or restaurant unit development. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of us and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets. The performance targets established by the Committee may be with respect to us, a subsidiary, operating unit, division, or group or individual performance (or any combination thereof).

If a Full Value Award is intended to constitute Performance-Based Compensation, the participant will not receive a settlement or payment of the award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the foregoing determination, such exercise of discretion may not result in an increase in the amount of the payment.

Nothing in the Plan precludes the Committee from granting Full Value Awards or other awards under the Plan that are not intended to constitute Performance-Based Compensation.

Change in Control

Subject to the provisions relating to adjustments in the context of corporate transactions and except as otherwise provided in the Plan or the award agreement reflecting the applicable award, if a Change in Control (as defined in the Plan) occurs prior to the date on which an award is vested and prior to the participant’s separation from service and if the participant’s employment is involuntarily terminated by the Company (other than for cause) on or within two years following the Change in Control (referred to as “double trigger” vesting), then (a) all outstanding Options and SARs (regardless of whether in tandem with a SAR or Option, as applicable) shall become fully exercisable and (b) all Full Value Awards (including any award payable in shares of our common stock which is granted in conjunction with a Company deferral program) shall become fully vested and the Committee shall determine the extent to which performance conditions are met in accordance with the terms of the Plan and the applicable award agreement.

Transferability

Unless otherwise determined by the Committee and expressly provided for in an award agreement, no award or any other benefit under the Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution.

Withholding

All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participant, through the surrender of shares of stock which the participant already owns, or through the surrender of shares of stock to which the participant is otherwise entitled under the Plan; provided, however, previously-owned stock that has been held by the participant or stock to which the participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

Participants Outside the United States

The Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which we or any of our subsidiaries operates or has employees. The foregoing provisions may not be applied to increase the share limitations of the Plan or to otherwise change any provision of the Plan that would otherwise require the approval of our shareholders.

Miscellaneous

Limitation of Implied Rights

Neither a participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of us or any of our subsidiaries whatsoever, including, without limitation, any specific funds, assets, or other property which may be set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of us or our subsidiaries, and nothing contained in the Plan shall constitute a guarantee that the assets of us or any of our subsidiaries shall be sufficient to pay any benefits to any person.

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The Plan does not constitute a contract of employment or continued service, and selection as a participant will not give any participating employee or other individual the right to be retained in the employ of us or a subsidiary or the right to continue to provide services to us or a subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

Delivery of Stock Under the Plan

We shall have no liability to deliver any shares of stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Misconduct and Recoupment

The Committee, in its discretion, may impose such restrictions on shares of stock acquired pursuant to the Plan, whether pursuant to the exercise of a stock option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, stock ownership by the participant, conformity with our recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Unless otherwise specified by the Committee, any awards under the Plan and any shares of stock issued pursuant to the Plan shall be subject to our compensation recovery, clawback, and recoupment policies as in effect from time to time.

If the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of us or (b) breached any contract with or violated any fiduciary obligation to us, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan. This provision does not apply during any period where there is a potential change in control in effect or following a change in control.

Amendment and Termination of the Plan

The Board may, at any time, amend or terminate the Plan (and the Committee may amend any award agreement); provided, however, that no amendment or termination of the Plan or amendment of any award agreement may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted. Adjustments pursuant to corporate transactions and restructurings are not subject to the foregoing limitations. In addition, amendments to the provisions of the Plan that prohibit the repricing of stock options and SARS, amendments expanding the group of eligible individuals, or amendments increases in the aggregate number of shares reserved under the Plan, the shares that may be issued in the form of ISOs, limitations on certain types of Full Value Awards and amendments of the individual limits on awards and the limitations on awards to Outside Directors will not be effective unless approved by our shareholders. No amendment shall be made to the Plan without the approval of our shareholders if such approval is required by law or the rules of any stock exchange on which the common stock is listed.

The Plan will continue in effect, until terminated by the Board; provided, however, that no award may be granted under the Plan on or after May 20, 2026, which is the ten-year anniversary of May 20, 2016, the date shareholders will vote whether to approve the Plan as amended. However, any awards that are outstanding on or after the date of Plan termination will remain subject to the terms of the Plan. If shareholders do not approve the Plan as amended, no awards may be granted under the Plan after May 15, 2018.

It is our intention that, to the extent that any provisions of the Plan or any awards granted under the Plan are subject to Code Section 409A, the Plan and the awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, neither we nor our Subsidiaries guarantee that awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any award to cause such compliance.

U.S. Federal Income Tax Implications of the Plan

The discussion that follows is a summary, based on U.S. federal tax laws and regulations presently in effect, of some significant U.S. federal income tax considerations relating to awards under the Plan. The applicable laws and regulations are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. This summary does not discuss state, local or foreign laws.

Stock Options. The tax treatment of a stock option depends on whether the option is a NQO or an ISO.

The grant of an NQO will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares of common stock, and we will be entitled to a corresponding deduction.

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The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of us and our eligible subsidiaries (determined under tax rules) during the period beginning on the date of the grant of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares of common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of common stock acquired pursuant to the ISO exercise, the participant will have a basis in those shares of common stock equal to the fair market value of the shares of common stock at the time of exercise.

If the participant does not sell or otherwise dispose of the shares of common stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such shares of common stock, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to any deduction for Federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to us, at the time of the disposition of the shares of common stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of common stock over the exercise price.

Special rules apply if an option is exercised through the exchange of previously acquired stock.

SARs. A participant will not be deemed to have received any income upon the grant of a SAR. Generally, when a SAR is exercised, the excess of the market price of common stock on the date of exercise over the exercise price will be taxable to a participant as ordinary income. We are entitled to a deduction in the year of exercise equal to the amount of income taxable to the individual.

Full Value Awards. The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of common stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under Code Section 83(b), the participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof. The participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

In the case of other Full Value Awards, such as restricted stock units or performance stock units, the participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), participants will generally recognize ordinary income when the award is paid or settled.

We generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the participant.

Section 162(m). Compensation that qualifies as Performance-Based Compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company paying it. Generally, stock options and SARs granted with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant and performance awards to employees that the Committee designates as Performance-Based Compensation are intended to qualify as such “performance-based compensation”. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other awards under the Plan, such as non-performance-based awards, generally

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will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to the limitations of Code Section 162(m) in a given year, not be deductible by us as a result of Code Section 162(m). Compensation to certain employees resulting from the earning or vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Existing Plan Benefits

The following table sets forth information with respect to options, SARs and full value awards (other than shares attributable to salary or bonus deferrals) previously granted under the Plan as of December 26, 2015.

Number of Shares
Name and Principal Position	Covered by Awards
Greg Creed, CEO	1,932,141
Patrick J. Grismer, CFO	608,590
David C. Novak, Executive Chairman	10,025,299
Micky Pant, CEO Yum Restaurants China	1,224,407
Brian Niccol, CEO Taco Bell	524,738
Jing-Shy S. Su, Former Chairman and CEO Yum Restaurants China	2,841,882
All current executive officers as a group	23,433,780
All non-employee directors as a group	240,715
All current employees as a group (excluding executive officers)	15,281,891

What is the Company’s position regarding this proposal?

The Board of Directors recommends approval of the Company’s Long Term Incentive Plan, as amended and restated effective as of May, 20, 2016. We are submitting the Plan to our shareholders for approval in order to satisfy (i) applicable listing rules of New York Stock Exchange and (ii) the stockholder approval requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR this proposal.

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ITEM 5	Shareholder Proposal Concerning Responsible and Accurate Labeling (Item 5 on the Proxy Card)

What am I voting on?

William C. Fleming and Jacquelyn Howard have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership upon request.

RESOLVED: The Corporation shall expand its current labeling policy on all of its food products to acknowledge the use or absence of genetically modified organisms (GMOs).

There are four reasons supporting the passage of this resolution:

1.	In order to foster the credibility of the Corporate brands and to establish consumer confidence in the quality and content of the Yum! product line.

2.	To enable consumers to make informed choices with respect to the brands available that will enhance the appreciation and marketability of the product.

3.	Genetically modified foods are at the center of a controversy about the impact of these organisms on the health of the individual consumer as well as the agricultural environment in general. At issue is the perception of inadequate testing of GMOs by FDA, USDA or independent evaluative agencies. Reliance on information generated by the companies that are producing and profiting from these entities is insufficient to satisfy the concerns of an inquisitive public.

4.	We are in an environment of heightened interest in the quality and content of commercially produced foodstuffs. Many states have already moved to require labeling of genetically modified organisms. We the shareholders call upon the Corporation to take the lead in labeling GMOs in the product line thereby demonstrating Yum!’s concern for environmental health, the safety of consumers and their right to know the contents of the food they purchase.

Management Statement in Opposition to Shareholder Proposal

What is the Company’s position regarding this proposal?

Our Board of Directors unanimously recommends that stockholders vote AGAINST this proposal.

Mandatory labeling for foods developed through bio-technology (also known as “genetically modified” foods) risks creating an unnecessary stigma for foods that leading authorities have deemed safe and not materially different from those not developed through biotechnology.

Genetically modified organisms (“GMOs”) are commonly used in crop production and have been grown commercially since 1996. The U.S. Food & Drug Administration (“FDA”) estimates that approximately 90% of corn and soybeans planted in the U.S. contain GMOs. Farmers use this technology to produce higher crop yields, improve farming sustainability, use less pesticides and water, and reduce greenhouse gas emissions.

Health officials at the FDA, the U.S. Department of Agriculture, the U.N. World Health Organization, the U.N. Food and Agriculture Organization, Health Canada, and numerous other government health authorities have found GMOs to be safe and have found no negative health effects associated with their use. These conclusions are based on hundreds of studies that have concluded that GMOs do not pose a threat to human or animal health. Experts at the American Medical Association, the National Academy of Sciences, and the British Royal Society concur that there are no health risks associated with GMO foods or ingredients. Indeed, many of these organizations strongly support the further development and adoption of foods developed through biotechnology due to their potential to increase agricultural productivity and improve the nutritional value of foods.

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Why does the Company oppose the proposal?

Yum! Brands complies with the food safety and labeling laws in every market in which it operates, and is committed to ensuring that our products adhere to the highest standards of food safety and quality. We fully believe that our current efforts regarding foods developed through biotechnology are appropriate for our circumstances.

Rather than diverting attention to GMO issues, our brands are already addressing more material aspects of transparency and clean labeling. We are leaders in our industry in providing more choice for consumers, more transparency about product nutrition, and more nutritional improvement in our ingredients. For example, Taco Bell and Pizza Hut have removed or have plans to remove artificial flavors and colors. Taco Bell is working on additional ingredient simplification by removing artificial preservatives and additives, where possible, and was one of the first quick service restaurants to post ingredient statements and full nutrition information online. To understand our strategies in these areas, we invite all stakeholders to visit www.yumcsr.com/food/.

With respect to GMOs, we do not believe our shareholders would benefit if mandatory labeling applied to our company, but not to others in our industry. Assuming it was even feasible, GMO labeling would inevitably drive higher costs throughout our system and result in higher prices for our consumers. As a result of the widespread use of GMOs, it would be overly burdensome, if not impossible, to identify every GMO ingredient in every source of food products. Worse yet, this shareholder proposal inappropriately attempts to conflate the issues of GMOs and consumer health. Given the prevalence of GMOs and the determinations of safety made by leading authorities, labeling GMOs could risk creating substantial consumer confusion.

While approaches to mandate GMO labeling are problematic, we do support federal legislation in the United States to establish a national uniform standard for labeling products that are GMO-free, in order to ensure that consumers are not misled. Such an approach would ensure that when consumers wish to purchase products made without GMOs, they are able to do so with confidence. We also support organics labeling regimes, such as the U.S. Department of Agriculture’s current system of certifying products that meet the standards of its National Organics Program. For consumers seeking products that do not intentionally contain GMOs, they already have the option to purchase foods bearing the organic label. As a leading restaurant company, Yum! Brands will continue to evaluate its policies regarding the labeling of GMO ingredients in light of any changes in the scientific and regulatory environments, as well as consumer preferences.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote AGAINST this proposal.

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STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

This table shows ownership information for each YUM shareholder known to us to be the owner of 5% or more of YUM common stock. This information is presented as of December 31, 2015, and is based on a stock ownership report on Schedule 13G filed by such shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Vanguard	27,226,598	(1)	6.31%
100 Vanguard Blvd.
Malvern, PA 19355
Blackrock Inc.	22,171,722	(2)	5.1%
55 East 52nd Street
New York, NY 10055
Corvex Management, LP (and Keith Meister in his capacity as the control	21,040,195	(3)	5.0%
person of the general partner of Corvex Management, LP)
667 Madison Ave.
New York, NY 10065
(1)	The filing indicates sole voting power for 811,990 shares, shared voting power for 43,300 shares, sole dispositive power for 26,383,318 shares and shared dispositive power for 843,280 shares.
(2)	The filing indicates sole voting power for 18,262,875 shares, shared voting power of 8,167 shares, sole dispositive power of 22,163,555 shares and shared dispositive power of 8,167 shares.
(3)	The filing indicates sole voting power for 21,040,195 shares, shared voting power of 0 shares, sole dispositive power of 21,040,195 shares and shared dispositive power of 0 shares.

How much YUM common stock is owned by our directors and executive officers?

This table shows the beneficial ownership of YUM common stock as of December 31, 2015 by

•	each of our directors,

•	each of the executive officers named in the Summary Compensation Table on page 62, and

•	all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members have sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table holds in excess of one percent of the outstanding YUM common stock, except Mr. Meister. Please see table above setting forth information concerning beneficial ownership by holders of five percent or more of Yum!’s common stock and Mr. Meister’s ownership. Directors and executive officers as a group, beneficially own approximately 7%.

The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2015. Included are shares that could have been acquired within 60 days of December 31, 2015 through the exercise of stock options, stock appreciation rights (“SARs”) or distributions from the Company’s deferred compensation plans, together with additional underlying stock units as described in footnote (4) to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

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	Beneficial Ownership
Name	Number of Shares Beneficially Owned(1)		Options/ SARS Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total
Greg Creed	38,681		310,939	9,775	359,395	69,807	429,202
Michael J. Cavanagh	10,000		177	—	10,177	7,379	17,556
Brian C. Cornell	—		—	—	—	487	487
David W. Dorman	56,901		10,618	—	67,519	5,254	72,773
Massimo Ferragamo	53,429		10,618	43,130	107,177	34,532	141,709
Mirian M. Graddick-Weir	—		431	—	431	9,681	10,112
Jonathan S. Linen	33,110	(5)	10,618	—	43,728	35,641	79,369
Keith Meister	21,040,195	(6)	—	—	21,040,195	346	21,040,541
Thomas C. Nelson	8,288		5,646	—	13,934	36,051	49,985
Thomas M. Ryan	45,174	(7)	10,618	9,400	65,192	22,599	87,791
Elane B. Stock	—		—	—	—	2,494	2,494
Robert D. Walter	108,301		6,951	—	115,252	23,586	138,838
Patrick J. Grismer	20,212	(8)	135,247	—	155,459	25,082	180,541
David C. Novak	337,650		1,447,823	1,334,279	3,119,752	1,088,257	4,208,009
Micky Pant	15,403		325,765	—	341,168	92,189	433,357
Brian Niccol	6,664		50,544	13,891	71,099	29,241	100,340
Jing-Shyh S. Su	380,437	(9)	1,311,666	—	1,692,103	194,595	1,886,698
All Directors and Executive Officers as a Group (23 persons)	22,267,328		4,321,067	1,503,675	28,092,070	1,947,556	30,039,626
(1)	Shares owned outright. These amounts include the following shares held pursuant to YUM’s 401(k) Plan as to which each named person has sole voting power:
• Mr. Novak, 33,816 shares
• Mr. Grismer, 8,612 shares
• Mr. Pant, 2,587 shares
• Mr. Niccol, 5,497 shares
• all executive officers as a group, 53,249 shares
(2)	The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to stock options and SARs awarded under our employee or director incentive compensation plans. For stock options, we report shares equal to the number of options exercisable within 60 days. For SARs, we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).
(3)	These amounts shown reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Director Deferred Compensation Plan or our Executive Income Deferral Program. Amounts payable under these plans will be paid in shares of YUM common stock at termination of directorship/employment or within 60 days if so elected.
(4)	The amounts shown include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) other than at termination of directorship/employment or (b) after 60 days. For Messrs. Novak and Su, these amounts also include vested restricted stock units.
(5)	This amount includes 23,616 shares held in a trust.
(6)	These shares are held for the account of certain private investment funds for which Corvex Management LP, a Delaware limited partnership (“Corvex”), acts as investment advisor. The general partner of Corvex is controlled by Mr. Meister.
(7)	These shares are held in a trust.
(8)	This amount includes 11,600 shares held in trusts.
(9)	This amount includes 278,361 shares held indirectly.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2015, except that the Form 4 filed on October 9, 2015 by Mr. Novak reported one late transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, the compensation decisions of the Management Planning and Development Committee (the “Committee”), and factors considered in making those decisions.

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I.	Executive Summary

A.	Yum 2015 Performance(1)

In 2015 YUM’s overall performance was below expectations. Although our three global brand Divisions (excluding the China and India Divisions) collectively grew operating profit 8% which is in-line with our ongoing growth model target, our China Division’s results did not meet our expectations. As a result, total operating profit grew 7%. These results, combined with the negative impact of foreign currency, resulted in earnings per share (“EPS”) growth of 3% in 2015.

While these overall results were disappointing, YUM delivered the following results, which will help build long-term shareholder value and enhanced shareholder returns:

•	Worldwide systems sales grew 5% and restaurant margin increased 1.5 percentage points.
•	Opened 2,365 new restaurants including 1,972 outside the U.S., with 80% of the international development occurring in emerging markets.
•	The China Division grew system sales 2%, and operating profit 8% with impressive cost management partially offsetting weaker than originally anticipated sales results.
•	The KFC Division grew system sales 7%, same-store sales 3% and operating profit 8%.
•	The Taco Bell Division delivered exceptional results, continuing to roll-out innovative products and building on its breakfast menu, fueling 8% system sales growth, 5% same-store sales growth and 12% operating profit growth.
•	Increased the quarterly dividend by 12%, marking the eleventh consecutive year of dividend increases at a double-digit percentage rate.

In October, 2015 we announced our intent to separate YUM’s China business from YUM into an independent, publicly-traded company by the end of 2016. This transaction, which is expected to be a tax-free spin-off of our China business, will create two powerful, independent, focused growth companies with distinct strategies, financial profiles and investment characteristics. The new China entity will become a licensee of YUM in mainland China, with exclusive rights to the KFC, Pizza Hut and Taco Bell concepts and 90% company-owned restaurants currently. Upon completion of the planned spin-off, YUM will become more of a “pure play” franchisor with more stable earnings, higher profit margins, lower capital requirements and stronger cash flow conversion. Consistent with this strategy YUM is targeting 96% franchisee ownership of its restaurants by the end of 2017.

B.	Named Executive Officers

Greg Creed became the Company’s new CEO on January 1, 2015, succeeding David C. Novak. The named executive officers (“NEOs”) for 2015 discussed in this CD&A are as follows:

Name	Title
Greg Creed	Chief Executive Officer
Patrick J. Grismer	Chief Financial Officer
David C. Novak	Executive Chairman of the Board of Directors
Micky Pant	Chief Executive Officer of YUM Restaurants China
Brian Niccol	Chief Executive Officer of Taco Bell Division
Jing-Shyh S. Su	Former Chief Executive Officer of YUM Restaurants China

Although Mr. Su retired as Vice Chairman and as Chairman and Chief Executive Officer of YUM Restaurants China on August 18, 2015, he is included because his 2015 total compensation would have placed him among the three most highly-compensated executive officers after the CEO and CFO.

(1)	Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted. System sales and operating profit figures in this section exclude the impact of foreign currency translation and restaurant margin figures are as reported.

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II.	Compensation Overview

A.	Compensation Philosophy and Practices

Our compensation program is designed to support our long-term growth model, while holding our executives accountable to achieve key annual results year after year. YUM’s compensation philosophy for the NEOs is reviewed annually by the Committee and has the following objectives:

Pay Element
		Annual	Long-Term Equity
		Performance-Based	Performance-
Objective	Base Salary	Cash Bonuses	Based Incentives
Retain and reward the best talent to achieve superior shareholder results—To be consistently better than our competitors, we need to recruit and retain superior talent who are able to drive superior results. We have structured our compensation programs to be competitive and to motivate and reward high performers.
Reward performance—The majority of NEO pay is performance based and therefore at risk. We design pay programs that incorporate team and individual performance, customer satisfaction and shareholder return.
Emphasize long-term value creation—Our belief is simple: if we create value for shareholders, then we share a portion of that value with those responsible for the results. Stock Appreciation Rights/Options (‘‘SARs/Options’’) reward value creation generated from sustained results and the favorable expectations of our shareholders. Performance Share Unit (‘‘PSU’’) awards reward for superior relative performance as compared to the S&P 500.
Drive ownership mentality—We require executives to personally invest in the Company’s success by owning a substantial amount of Company stock.

We employ compensation and governance best practices that provide a foundation for our pay-for-performance program and align Company and shareholder interests.

We Do	We Don’t Do
Independent compensation committee (Management Planning & Development Committee), which oversees the Company’s compensation policies and strategic direction	Employment agreements
Directly link Company performance to pay outcomes	Re-pricing of SARs/Options
Executive ownership guidelines reviewed annually against Company guidelines	Grants of SARs/Options with exercise price less than fair market value of common stock on date of grant
“Clawback” compensation if executive’s conduct results in significant financial or reputational harm to Company	Permit executives to hedge or pledge Company stock
Make a substantial portion of NEO target pay “at risk”	Payment of dividends or dividend equivalents on PSUs unless or until they vest
Double-trigger vesting of equity awards upon change in control	Excise tax gross-ups upon change in control
Utilize independent Compensation Consultant	Excessive executive perquisites like car allowances or country club memberships
Incorporate comprehensive risk mitigation into plan design
Periodic review of Executive Peer Group to align appropriately with Company size and complexity
Evaluate CEO and executive succession plans
Conduct annual shareholder engagement program to obtain feedback from shareholders for consideration in annual compensation program design

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B.	Compensation Changes for 2015

The Committee made significant compensation changes for 2015, including changes to CEO pay:

•	Consideration of pay philosophy, benchmark data and pay decisions. During 2015, the Committee considered the Company’s pay philosophy, benchmarking practices and use of market data. Based on this review, the Committee decided that beginning in September 2015 it would review market data and make decisions for each executive officer most often within a range of the market median for each element of compensation, including base, bonus target and long-term incentive target. In addition to the market data, the Committee will continue to take into account the role, level of responsibility, experience, individual performance and future potential in setting compensation. Prior to this change the Committee targeted compensation for all NEOs at the 50th percentile for salary, 75th percentile for annual bonus and 50th percentile for long term incentive compensation.

•	CEO total direct compensation set below median of our Executive Peer Group. Mr. Creed was appointed CEO by the Board of Directors effective January 1, 2015. The Committee reviewed compensation for internal peers and a range of market data for quick service restaurant CEOs and CEOs of YUMs Executive Peer Group, which is comprised of the companies listed on page 58. Because Mr. Creed was new to his role, the Committee set Mr. Creed’s total direct compensation below the median CEO compensation of YUM’s Executive Peer Group.

Note: The Long-Term Incentive value does not match the Summary Compensation Table due to the value of SARs/Options for this table being determined based on the full 10-year term for the CEO rather than the expected term of all SARs/Options granted by the Company.

•	Executive Chairman pay will target median compensation philosophy. Mr. Novak retired as CEO effective December 31, 2014 and was appointed Executive Chairman of the YUM Board of Directors effective January 1, 2015. Based on the Committee’s review of a variety of external and internal factors, the Committee targeted total compensation and set pay at the 50th percentile, which was based on executive chairs in the Fortune 250 who were not founders of their companies.

•	Updated the Company’s Executive Peer Group. The Committee removed OfficeMax, Darden, H.J. Heinz Company and JC Penney and added Starwood, Hilton, Office Depot and Kraft to the Executive Peer Group in order to better align the size of the peer group companies with YUM.

•	Aligned ownership guidelines with market best practice. Our ownership guidelines in effect for 2015 are described at page 58. The Committee determined it was appropriate to adjust the guidelines beginning in 2015 to be more in line with market practice. The guidelines in effect prior to 2015 had been in place for many years, and the increase in the Company’s stock price over these years had resulted in the guidelines exceeding market practice by a wide margin. For 2015, under the revised ownership guidelines Mr. Creed and Mr. Novak were required to own 100,000 shares and our Chief Financial Officer and Division CEOs were required to own 30,000 shares. As a multiple of salary, this represents over six times for Mr. Creed and Mr. Novak and over three times for the Chief Financial Officer and Division CEOs. At these multiples of salary, the new guidelines are above the median for YUM’s Executive Peer Group.

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C.	Relationship between Company Pay and Performance

To focus on both the short and long-term success of the Company, our NEOs’ target compensation includes a significant portion, approximately 80%, that is “at-risk” pay, where the compensation paid is determined based on Company results. If short-term and long-term financial and operational target goals are not achieved, then performance-related compensation will decrease. If target goals are exceeded, then performance-related compensation will increase. As demonstrated below, our target pay mix for NEOs emphasizes our commitment to “at-risk” pay in order to tie pay to performance.

CEO TARGET PAY MIX—2015	ALL OTHER NEO TARGET PAY MIX—2015

Annual Bonus reflects 2015 Performance

The NEOs annual performance reflects the results of the business that the NEO was leading. For Messrs. Creed, Grismer and Novak, annual performance is tied to that of YUM. For the other NEOs, annual performance is weighted 75% for the business that each NEO was leading and 25% for YUM performance. Therefore, bonus payouts for Messrs. Creed, Grismer, Novak and Su were all below target. Two NEOs received above target bonuses: Mr. Pant, whose compensation reflects the strong performance of the KFC Division where he was the CEO for over half the year and Mr. Niccol, who led the Taco Bell Division to perform significantly above target on all performance metrics.

NEO ACTUAL BONUS VS. TARGET

PSU Awards did not Pay Out in 2015

Long-term incentive grants are valued based on grant date value and are meant to be incentive opportunities based on future performance. Therefore, values in the Summary Compensation Table do not represent the value that may ultimately be realized by the executive. Realized value will be determined by actual performance over succeeding years. This means that, consistent with our pay-for performance philosophy, in the case of SARs/Options, our stock price must increase and, in the case of PSUs, we must attain certain performance thresholds before our executives realize any value. As shown below, our 2012 PSU award under our Performance Share Plan did not pay out to our NEOs in 2015 since the Company’s

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EPS growth during the 2012 - 2014 performance cycle did not reach the required minimum threshold of seven percent (see discussion of PSUs at page 48).

ALL NEO PSU VALUE FOR 2012 – 2014 PERFORMANCE CYCLE

(1)	Amount is the sum of the grant date values awarded to each NEO as follows: Mr. Creed ($240,000), Mr. Novak ($773,000), Mr. Pant ($250,000), and Mr. Su ($385,000). Mr. Grismer and Mr. Niccol did not receive PSU grants in 2012. Mr. Grismer began participating in the Performance Share Plan in 2013, and Mr. Niccol began participating in 2015.

CEO Cash Compensation was Below Target

Our CEO’s cash compensation tracks EPS growth, which is our primary business performance metric. As demonstrated below, our EPS growth in each of the last three years was below our targets of 10%, 20%, and 10% and resulted in our CEO’s actual cash compensation being below target.

CEO CASH COMPENSATION VS. EPS GROWTH

CEO Total Direct Compensation reflects Performance

Similarly with cash compensation, our CEO’s actual direct compensation (comprised of base salary, bonus and annual long-term incentive value at grant date) for the last three years was below target reflecting the below target performance of the Company. The SARs award will only provide value to Mr. Novak and Mr. Creed if shareholders receive value through stock price appreciation, and PSU’s will only pay out if our three-year Total Shareholder Return (“TSR”) hits threshold performance.

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CEO TOTAL DIRECT COMPENSATION VS. EPS GROWTH

(1)	The 2013 PSU Award did not pay out. The 2014 and 2015 PSU awards, described at page 48 reflects estimates based on the Company’s current TSR ranking.

III.	Elements of Executive Compensation Program

Our annual executive compensation program has three primary pay components: base salary, annual performance-based cash bonuses and long-term equity performance-based incentives. We also offer retirement and other benefits.

Element	Objective	Form
Base salary	Attract and retain high-caliber talent and provide a fixed level of cash compensation.	Cash
Annual Performance-Based Cash Bonuses	Motivate high performance and reward short-term Company, team and individual performance.	Cash
Long-Term Equity Performance-Based Incentives	Align the interests of executives with shareholders and emphasize long-term results.	SARs/Options & PSUs
Retirement and Additional Benefits	Provide for long-term retirement income and basic health and welfare coverage.	Various

Details on each program element follow.

A.	Base Salary

We provide base salary to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. A NEO’s actual salary varies based on the role, level of responsibility, experience, individual performance, future potential and market value. Specific salary increases take into account these factors. The Committee reviews the NEOs’ salary and performance annually.

B.	Annual Performance-Based Cash Bonuses

Our performance-based annual bonus program, the YUM Leaders’ Bonus Program, is a cash-based plan. The principal purpose of the YUM Leaders’ Bonus Program is to motivate and reward short-term team and individual performance that drives shareholder value.

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The formula for calculating the performance-based annual bonus under the YUM Leaders’ Bonus Program is the product of the following:

Base Salary	X	Target Bonus Percentage	X	Team Performance (0 – 200%)	X	Individual Performance (0 – 150%)	=	Bonus Payout (0 – 300%)

Team Performance

The Committee established team performance measures, targets and weights in January 2015 after receiving input and recommendations from management. The objectives were also reviewed by the Board to ensure the goals support the Company’s overall strategic objectives.

The performance objectives were developed through the Company’s annual financial planning process, which takes into account Division growth strategies, historical performance, and the expected future operating environment. These projections included profit growth to achieve our EPS growth target.

When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures the target to motivate achievement of desired performance consistent with our growth commitment to shareholders.

A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid. Additionally, all measures have a cap on the level of performance over which no additional bonus will be paid regardless of performance above the cap.

The performance targets are comparable to those we disclose to our investors and, when determined to be appropriate by our Committee, may be slightly above or below disclosed guidance. Division targets may be adjusted during the year when doing so is consistent with the objectives and intent at the time the targets were originally set.

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Detailed Breakdown of 2015 Team Performance

The team performance targets, actual results, weights and overall performance for each measure for our NEOs are outlined below. The Committee selected these performance measures because they are key drivers of long-term value creation.

For Divisions, the team performances are weighted 75% on Division operating measures and 25% on YUM team performance.

TEAM PERFORMANCE
				Earned Award		Final Team
NEO	Measures	Target	Actual	as % of Target	Weighting	Performance
Creed	Weighted Average Divisions’ Team Performances(1)			106	50%	53
Grismer	Earnings Per Share Growth	10%	3%	0	50%	0
Novak	(excluding special items)
	FINAL YUM TEAM FACTOR					53
Pant	Operating Profit Growth(2,7)	8%	9%	115	50%	57
	System Same-Store Sales Growth	3%	3%	110	20%	22
	System Net Builds(5)	425	500	200	20%	40
	System Customer Satisfaction	Weighted Average(4)		137	10%	14
	Total Weighted Team Performance — KFC (75%)					133
	Total Weighted Team Performance — YUM (25%)					53
	FINAL KFC TEAM FACTOR(3)					113
Niccol	Operating Profit Growth(2)	6%	12%	200	50%	100
	System Same-Store Sales Growth	3%	5%	190	20%	38
	System Net Builds	125	192	200	20%	40
	System Customer Satisfaction	68%	70%	177	10%	18
	Total Weighted Team Performance — Taco Bell (75%)					196
	Total Weighted Team Performance — YUM (25%)					53
	FINAL TACO BELL TEAM FACTOR(3)					160
Su	Operating Profit Growth(2)	27%	8%	0	50%	0
	Same Store Sales Growth	7%	(4)%	0	20%	0
	System Gross New Builds	650	743	200	20%	40
	System Customer Satisfaction	Weighted Average(6)		183	10%	18
	Total Weighted Team Performance — China (75%)					58
	Total Weighted Team Performance — YUM (25%)					53
	FINAL CHINA TEAM FACTOR(3)					57

(1)	Weighted average based on each Division’s contribution to overall segment operating profit of YUM in 2014.
(2)	Excludes the impact of foreign exchange.
(3)	Final team Factor reflects 75% Division and 25% YUM weighting.
(4)	Weighted average of each subsidiary business unit’s Team Factor based on number of restaurants.
(5)	Excludes US units.
(6)	Weighted average of each Brand’s Team Factor based on number of restaurants.
(7)	KFC’s standard operating profit growth rate target is 10% year-over-year. For 2015, the actual operating growth target was adjusted as shown above for the impact of certain non-recurring costs and other items distortive of brand performance primarily in the US and UK markets.

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C.	Long-Term Equity Performance-Based Incentives

We provide performance-based long-term equity compensation to our NEOs to encourage long-term decision making that creates shareholder value. To that end, we use vehicles that motivate and balance the tradeoffs between short-term and long-term performance. Performance-based long-term equity compensation also serves as a retention tool.

Our NEOs are awarded long-term incentives annually based on the Committee’s subjective assessment of the following items for each NEO (without assigning weight to any particular item):

•	Prior year individual and team performance

•	Expected contribution in future years

•	Consideration of the market value of the executive’s role compared with similar roles in our Executive Peer Group

•	Achievement of stock ownership guidelines

Equity Mix

Each year, the Committee reviews the mix of long-term incentives to determine if it is appropriate to continue predominantly using SARs/Options as the long-term incentive vehicle. For 2015, the Committee continued to choose SARs/Options and PSU awards because these equity vehicles focus and reward management to enhance long-term shareholder value, thereby aligning our NEOs with the interests of our shareholders.

At the beginning of 2015, the Committee determined each NEO’s target grant value and the split of that value between SARs/Options and PSU grants. For the CEO, his target grant value was split 75% SARs/Options and 25% PSUs. For the other NEOs, their target grant values were split 80% SARs/Options and 20% PSUs. The Committee awarded predominantly SARs/Options because it believed it aligns executives and incentives them to drive a long-term growth in the business. For each NEO, the breakdown between SARs/Options award values and PSU award values can be found under the Summary Compensation Table, page 62 at columns e and f.

Stock Appreciation Rights/Stock Options

In 2015, we granted to each of our NEOs SARs/Options which have ten-year terms and vest over at least four years. The exercise price of each SARs/Options grant was based on the closing market price of the underlying YUM common stock on the date of grant. Therefore, SARs/Options awards will only have value if our NEOs are successful in increasing share price above the awards’ exercise price.

Performance Share Plan

Under the Company’s Performance Share Plan, we granted to each of our NEOs PSU awards in 2015. PSU awards are earned based on the Company’s 3-year average TSR relative to the companies in the S&P 500. Incorporating TSR supports the Company’s pay-for-performance philosophy while diversifying performance criteria by using measures not used in the annual bonus plan and aligning our NEOs’ reward with the creation of shareholder value.

The threshold and maximum share payouts are aggressively set, exceeding market best practice. The target, threshold and maximum shares that may be paid out under these awards for each NEO are described at page 64.

For the performance period covering the 2015 – 2017 calendar years, each NEO will earn a percentage of his target PSU award based on the achieved TSR percentile ranking as set forth in the chart below:

		Threshold	Target	Max.
TSR Percentile Ranking	<40%	40%	50%	90%
Payout as % of Target	0%	50%	100%	200%

We set target long-term incentive pay at the 50th percentile. Therefore, for on-target performance we pay at the median, which is consistent with market practice. Dividend equivalents will accrue during the performance period and will be distributed as incremental shares but only in the same proportion and at the same time as the original awards are earned. If no awards are earned, no dividend equivalents will be paid. The awards are eligible for deferral under the Company’s Executive Income Deferral Program. As discussed on page 43, PSU awards granted in 2012 did not pay out since YUM did not attain the minimum performance threshold. (These awards would have paid out during 2015 had the Company’s average earnings per share during the 2012 – 2014 performance period reached the required minimum average growth threshold of seven percent.)

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IV.	2015 Named Executive Officer Total Direct Compensation and Performance Summary

Below is a summary of each of our named executive officers’ total direct compensation – which includes base salary, annual cash bonus, PSUs and SARs – and an overview of their 2015 performance relative to our annual and long term incentive performance goals. The process the Committee used to determine each officer’s 2015 compensation is described more fully in “How Compensation Decisions Are Made” beginning on page 56.

CEO Compensation

Greg Creed

Chief Executive Officer

2015 Performance Summary

Our Board, under the leadership of the Committee Chair, approved Mr. Creed’s goals at the beginning of the year and conducted a mid-year and year-end evaluation of his performance. These evaluations included a review of his leadership pertaining to the achievement of his goals that included business results, leadership in the development and implementation of Company strategies, and development of Company culture and talent.

The Committee determined that Mr. Creed’s overall performance for 2015 was below target, and awarded him an individual factor of 90. This individual factor combined with YUM’s team factor of 53 (discussed at page 47), resulted in Mr. Creed receiving 48% of his 2015 target bonus. This determination was based on the Committee’s subjective assessment of Mr. Creed’s performance against his goals which included (without assigning a weight to any particular item):

•	Company below target performance for EPS (EPS increased by 3% against growth target of 10% which includes foreign exchange impact)

•	China and Pizza Hut Divisions below target performance for same store sales and profits

•	Taco Bell’s above target performance for same store sales growth and profits

•	KFC’s on target performance for same store sales and profits

•	Continued strong unit expansion with emphasis on high returns

•	Development of strong leaders and fostering customer-focused employee culture in the Company, and

•	Continued commitment to corporate social responsibility through the World Food Programme and other hunger relief organizations

2015 Committee Decisions

Mr. Creed was promoted to Chief Executive Officer on January 1, 2015. The Committee set Mr. Creed’s compensation taking into account this promotion noting that all elements were at or below the 50th percentile of the Company’s Executive Peer Group. Mr. Creed’s annual cash bonus target was set at 150% of his base salary.

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 46 for Mr. Creed:

2015 BONUS AWARD

Base Salary	$1,100,000
X
Target Bonus %	150%
X
Team Performance Factor	53%
X
Individual Performance Factor	90%
=
2015 Bonus Award	$787,050

The graphic below illustrates Mr. Creed’s 2015 direct compensation:

2015 TOTAL DIRECT COMPENSATION

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Other NEO 2015 Total Direct Compensation

Patrick J. Grismer

Chief Financial Officer

2015 Performance Summary

The Committee determined that Mr. Grismer’s performance as the Chief Financial Officer was on target and approved a 100 individual performance factor. Despite below target financial performance, the Committee determined that Mr. Grismer positively impacted the Company’s long-term opportunities by driving Company-wide strategic growth priorities and Division initiatives, and also by his leadership in the review of strategic options that led to the Company’s announcement to separate the Company into two independent publicly-traded companies. Mr. Grismer’s individual performance factor, combined with a team factor of 53, resulted in him receiving 53% of his target bonus.

2015 Committee Decisions

•	Base salary was increased 12% percent for 2015.

•	Annual cash bonus target was increased to 105% of base salary.

•	Target grant value of equity award was increased 18%.

The Committee approved the foregoing increases in Mr. Grismer’s compensation in recognition of his sustained performance and several years in the role of CFO. These increases brought Mr. Grismer’s total direct compensation to between the 50th and 75th percentile of the Executive Peer Group for his position.

On December 5, 2015, Mr. Grismer notified the Company that he intended to resign from the Company on February 19, 2016. The Company and Mr. Grismer executed a letter of understanding at that time in which the Company agreed to accelerate a portion of Mr. Grismer’s unvested SARs having an intrinsic fair value of $500,000 on February 19, 2016, Mr. Grismer’s departure date from the Company.

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 46 for Mr. Grismer:

2015 BONUS AWARD

Base Salary	$800,000
X
Target Bonus %	105%
X
Team Performance Factor	53%
X
Individual Performance Factor	100%
=
2015 Bonus Award	$445,200

The graphic below illustrates Mr. Grismer’s 2015 direct compensation:

2015 TOTAL DIRECT COMPENSATION

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David C. Novak
Executive Chairman of the Board of Directors

2015 Performance Summary

Mr. Novak retired as Chief Executive Officer of the Company and was appointed Executive Chairman effective January 1, 2015. For 2015, the Committee awarded Mr. Novak a bonus based on the Company’s team factor of 53.

2015 Committee Decisions

As discussed at page 42 the Committee reviewed a variety of external and internal factors, targeting total compensation and setting pay at the 50th percentile for Mr. Novak in his new role as Executive Chairman. Applying this philosophy, the Committee set Mr. Novak’s total target compensation for 2015 at $5 million as described below. In making this decision, the Committee took into consideration Mr. Novak’s responsibilities as Executive Chairman and his expected substantial contribution to the Company in 2015 including supporting Mr. Creed, as the Company’s new CEO.

•	Base salary was decreased to $1 million (representing a 31% decrease for 2015).
•	Annual cash bonus target was decreased to 100% (from 160%) of base salary, with no individual factor for the award.
•	Target grant value of long term incentive pay (split 75% SARs and 25% PSUs) was set at an economic value of $3 million (a decrease of 61% from 2014).

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 46 for Mr. Novak:

2015 BONUS AWARD

Base Salary	$1,000,000
X
Target Bonus %	100%
X
Team Performance Factor	53%
X
Individual Performance Factor	N/A
=
2015 Bonus Award	$530,000

The graphic below illustrates Mr. Novak’s 2015 direct compensation:

2015 TOTAL DIRECT COMPENSATION

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Micky Pant
Chief Executive Officer of Yum Restaurants China

2015 Performance Summary

Mr. Pant was Chief Executive Officer of the Company’s KFC Division prior to being named Chief Executive Officer of the China Division on August 18, 2015. The Committee determined Mr. Pant’s performance was above target and approved a 130 individual performance factor. The Committee recognized Mr. Pant for the strong results of the KFC Division, especially unit expansion and strong same store sales results. The Committee also acknowledged his leadership in taking over as the China Division CEO and reinvigorating the brand culture and planning the China separation. Mr. Pant’s individual performance factor, combined with a team factor of 113 (discussed at page 47), resulted in him receiving 147% of his target bonus. Mr. Pant’s team factor for 2015 was based solely on KFC Division results – which were driven by his leadership prior to his assignment to China – as agreed to by Mr. Pant and the Committee at the time of his promotion to CEO of the China Division.

2015 Committee Decisions

In January, Mr. Pant’s compensation was adjusted as follows:

•	Base salary was increased 7%.
•	Annual cash bonus target remained unchanged.
•	Target grant value of equity award remained unchanged.

In connection with his mid-year promotion to CEO of the China Division, Mr. Pant’s compensation was further adjusted as follows:

•	Base salary was increased 19%.
•	Annual cash bonus target was increased to 115% of base salary.
•	Target grant value of equity award remained unchanged.

These increases brought Mr. Pant’s total direct compensation to between the 50th and 75th percentile of the Executive Peer Group.

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 46 for Mr. Pant:

2015 BONUS AWARD

Base Salary	$950,000
X
Blended Target Bonus %(1)	105.589%
X
Team Performance Factor	113%
X
Individual Performance Factor	130%
=
2015 Bonus Award	$1,473,548

(1)	Mr. Pant’s “Blended Target Bonus” is based on a Target Bonus of 100% during his time as CEO of the KFC Division and 115% during his time as CEO of the China Division.

The graphic below Mr. Pant’s 2015 direct compensation:

2015 TOTAL DIRECT COMPENSATION

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Brian Niccol
Chief Executive Officer of Taco Bell Division

2015 Performance Summary

The Committee determined Mr. Niccol’s performance as the Chief Executive Officer, Taco Bell Division, was significantly above target and approved a 150 individual performance factor. Under Mr. Niccol’s leadership, Taco Bell Division’s operating performance was very strong with 5% same-store sales growth and operating profit growth of 12%. Mr. Niccol’s individual performance factor, combined with a team factor of 160 (discussed at page 47), resulted in him receiving 240% of his target bonus.

2015 Committee Decisions

Mr. Niccol was promoted to CEO of the Taco Bell Division, effective, January 1, 2015. In recognition of this promotion, the Committee made the following changes to Mr. Niccol’s target compensation for 2015:

•	Base salary was increased 17% percent for 2015.
•	Annual cash bonus target was increased to 90% of base salary.
•	Target grant value of long-term incentive equity awards was increased by 80%.
•	Received CEO Award for superlative long term performance at Taco Bell and in recognition of promotion to Taco Bell CEO (grant date fair market value of award was $1,091,491).

These increases brought Mr. Niccol’s total direct compensation to between the 50th and 75th percentile of the Executive Peer Group for his position.

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 46 for Mr. Niccol:

2015 BONUS AWARD

Base Salary	$700,000
X
Target Bonus %	90%
X
Team Performance Factor	160%
X
Individual Performance Factor	150%
=
2015 Bonus Award	$1,512,000

The graphic below illustrates Mr. Niccol’s 2015 direct compensation:

2015 TOTAL DIRECT COMPENSATION

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Jing-Shyh S. Su
Former Chairman and Chief Executive Officer – Yum Restaurants China

2015 Performance Summary

Mr. Su was Chairman and Chief Executive Officer of the China Division prior to his retirement on August 18, 2015. Following his retirement, Mr. Su served as Executive Advisor to the Chief Executive Officer of Yum! Restaurants China until February 15, 2016.

The Committee determined his overall individual performance for 2015 was below target and approved a 65 individual performance factor. This was based upon the China Division not achieving operating profit or system sales growth targets. Mr. Su’s individual performance factor, combined with a team factor of 57, resulted in him receiving 37% of his target bonus.

2015 Committee Decisions

•	Base salary remained unchanged.
•	Annual cash bonus target remained unchanged.
•	Target grant value of equity award remained unchanged.

Mr. Su retired as Chairman and CEO of the China Division on August 19, 2015. As part of Mr. Su’s agreement with the Company, the Company entered into a retirement agreement with Mr. Su and agreed to make tax equalization payments to Mr. Su (as if he were a resident of Hong Kong) for China income tax which exceeds the marginal Hong Kong tax rate incurred by him with respect to his stock option and SAR exercises and deferral plan payouts up to a maximum benefit of $5 million. During 2015 and after his retirement, Mr. Su had received $3.2 million of this tax equalization benefit under this agreement (in addition to approximately $1.9 million in tax equalization benefits received prior to his retirement during 2015).

The table below summarizes how the annual performance-based incentive award was calculated based on the formula described above at page 46 for Mr. Su

2015 BONUS AWARD

Base Salary	$1,100,000
X
Target Bonus %	115%
X
Team Performance Factor	57%
X
Individual Performance Factor	65%
=
2015 Bonus Award	$468,683

The graphic below illustrates Mr. Su’s 2015 direct compensation:

2015 TOTAL DIRECT COMPENSATION

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V.	Retirement and Other Benefits

Retirement Benefits

We offer several types of competitive retirement benefits.

The YUM! Brands Retirement Plan (“Retirement Plan”) is a broad-based qualified plan designed to provide a retirement income based on years of service with the Company and average annual earnings. Mr. Novak is the only NEO who actively participates in the Retirement Plan (the plan is US based and was closed to new entrants in 2001). Messrs. Creed, Grismer, Pant, Su and Niccol are not active participants in the Retirement Plan; however, Mr. Creed maintains a balance in the Retirement Plan from the years that he was a participant.

For executives hired or re-hired after September 30, 2001, the Company implemented the Leadership Retirement Plan (“LRP”). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to an account payable to the executive following the later to occur of the executive’s separation of employment from the Company or attainment of age 55. Beginning in 2013, Mr. Novak started receiving an allocation to his LRP account equal to 9.5% of his base salary and target bonus and will receive an annual earnings credit on his account balance equal to 120% of the applicable federal rate. For 2015, Messrs. Grismer, Pant and Niccol were also eligible for the LRP. Under the LRP, they receive an annual allocation to their accounts equal to a percentage of their base salary and target bonus (9.5% for Mr. Grismer, 20% for Mr. Pant and 9.5% for Mr. Niccol) and an annual earnings credit of 5%.

The Company provides retirement benefits for certain international employees through the YUM! Brands International Retirement Plan (“YIRP”) and the Third Country National Plan (“TCN”). The YIRP is an unfunded, non-qualified plan that provides benefits similar to, and pursuant to the same terms and conditions as, the Retirement Plan without regard to Internal Revenue Service limitations on amounts of includible compensation and maximum benefits. The TCN is an unfunded, unsecured account-based retirement plan that provides an annual contribution floor of 7.5% of salary and target bonus and an annual earnings credit of 5% on the balance. The Company can add an additional 7.5%, for a maximum total contribution of 15% annually. Mr. Su is the only NEO who participates in the YIRP. Mr. Creed is the only NEO who participates in the TCN. Under this plan, Mr. Creed receives an annual contribution equal to 15% of his base salary and target bonus and an annual earnings credit of 5%.

Benefits payable under these plans are described in more detail beginning on page 68.

Medical, Dental, Life Insurance and Disability Coverage

We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefit plans, which are also provided to all eligible U.S.-based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Our broad-based employee disability plan limits the annual benefit coverage to $300,000.

Perquisites

Mr. Creed and Mr. Novak are required to use the Company aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. The Board’s security program also covers Mrs. Creed and Mrs. Novak. The Board has considered past instances of potential safety concerns for the CEO and their spouses and based on a security study completed by a security expert and the expert’s advice decided to require Mr. Creed and Mr. Novak to use the corporate aircraft for personal travel. We do not provide tax gross-ups on the personal use of the Company aircraft. In 2015, the Committee approved timeshare arrangements beginning in 2015 for Mr. Creed and Mr. Novak with respect to their personal use of aircraft. The arrangement provides that upon the executive reaching $200,000 in incremental costs for his personal use, the executive’s timeshare agreements will be triggered and any incremental costs for personal use of corporate aircraft above $200,000 will be reimbursed to the Company in accordance with the requirements of the Federal Aviation Administration regulations and the time share agreements.

The Company pays for the cost of the transmission of home security information from Mr. Novak’s home to our security department.

Mr. Su, who retired as Chairman and CEO of the China Division in August of 2015, receives perquisites related to his overseas assignment which were part of his original compensation package and ratified by the Committee. The Committee reviewed these benefits during 2015 and has

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elected to continue to provide them, noting that this practice is consistent with how we treat other executives on foreign assignment. Mr. Su’s agreement stipulates that the following will be provided:

•	Housing, commodities and utilities allowances
•	Tax preparation services
•	Tax equalization to Hong Kong with respect to income attributable to certain SARs/options exercises and to distributions of deferred income

On August 19, 2015, Mr. Su retired as Chairman and CEO of the China Division and assumed the role of Executive Advisor to the new CEO of the China Division, Micky Pant. Mr. Su retired as an employee of the Company on February 15, 2016. At the time of his retirement as Chairman and CEO of the China Division, the Company agreed to make tax equalization payments to Mr. Su (as if he were a resident of Hong Kong) for China income tax incurred by him with respect to his stock option and SAR exercises and deferral plan payouts up to a maximum of $5 million. At the end of 2015, Mr. Su had benefitted from approximately $3.2 million in tax equalization payments under the agreement as reported at page 54.

VI.	How Compensation Decisions Are Made

Shareholder Outreach, Engagement and 2015 Vote on NEO Compensation

At our 2015 Annual Meeting of Shareholders, 65% of votes cast on our annual advisory vote on NEO compensation were in favor of our NEOs’ compensation program, as disclosed in our 2015 proxy statement. During 2015, we continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and respond to their questions. Committee members and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts during 2015 that served to reinforce our open door policy. The efforts included:

•	Contacting the top 100 shareholders, representing ownership of approximately 46% of our shares
•	Meeting with shareholders representing 17% of our shares
•	Dialogue with proxy advisory firm
•	Investor road shows and conferences
•	Presenting shareholder feedback to the Committee
•	Considering letters from shareholders

Our annual engagement efforts allow many shareholders the opportunity to provide feedback. The Committee carefully considers shareholder and advisor feedback, among other factors discussed in this CD&A, in making its compensation decisions. Shareholder feedback, including the 2015 voting results on NEO compensation, has influenced and reinforced a number of compensation design changes over the years, including:

•	Moving away from above-market benchmarking for CEO pay
•	Adjusting CEO long-term incentives from 100% SARs/ Options to a mix comprised of 75% SARs/Options and 25% PSUs
•	Moving away from EPS to TSR-based targets under PSU awards thus, removing duplicative measures between the bonus and long-term incentive plan

Shareholder feedback further influenced the changes to our compensation program for 2015 described above. The Company and the Committee appreciate the feedback from our shareholders and plan to continue these engagement efforts.

Role of the Committee

Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on each NEO’s performance against his financial and strategic objectives, qualitative factors and the Company’s overall performance. The Committee considers the total compensation of each NEO and retains discretion to make decisions that are reflective of overall business performance and each executive’s strategic contributions to the business. In making its compensation decisions, the Committee typically follows the annual process described below:

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COMMITTEE ANNUAL COMPENSATION PROCESS

Role of the Independent Consultant

The Committee’s charter states the Committee may retain outside compensation consultants, lawyers or other advisors. The Committee retains an independent consultant, Meridian Compensation Partners, LLC (“Meridian”), to advise it on certain compensation matters. The Committee has instructed Meridian that:

•	it is to act independently of management and at the direction of the Committee;

•	its ongoing engagement will be determined by the Committee;

•	it is to inform the Committee of relevant trends and regulatory developments;

•	it is to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to the Company for the NEOs; and

•	it is to assist the Committee in its determination of the annual compensation package for our CEO and other NEOs.

The Committee considered the following factors, among others, in determining that Meridian is independent of management and its provision of services to the Committee did not give rise to a conflict of interest:

•	Meridian did not provide any services to the Company unrelated to executive compensation.

•	Meridian has no business or personal relationship with any member of the Committee or management.

•	Meridian’s partners and employees who provide services to the Committee are prohibited from owning YUM stock per Meridian’s firm policy.

Comparator Compensation Data

Our Committee uses an evaluation of how our NEO target compensation levels compare to those of similarly situated executives at companies that comprise our executive peer group (“Executive Peer Group”) as one of the factors in setting executive compensation. The Executive Peer Group is made up of retail, hospitality, food, nondurable consumer goods companies, special eatery and quick service restaurants, as these represent the sectors with which the Company is most likely to compete for executive talent. The companies selected from these sectors must also be reflective of the overall market characteristics of our executive talent market, relative leadership position in their sector, size as measured by revenues, complexity of their business, and in some cases global reach.

Executive Peer Group

The Committee established the current peer group of companies (the “Executive Peer Group”) for all NEOs at the end of 2014 for pay determinations in 2015. The 2015 Executive Peer Group is comprised of the following companies:

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AutoZone Inc.	Kellogg Company	Nike Inc.
Avon Products Inc.	Kimberly-Clark Corporation	Office Depot, Inc.
Campbell Soup Company	Kohl’s Corporation	Staples Inc.
Colgate Palmolive Company	Kraft Foods Group, Inc.	Starbucks Corporation
Gap Inc.	Macy’s Inc.	Starwood Hotels & Resorts Worldwide, Inc.
General Mills Inc.	Marriott International	Unilever USA
Hilton Worldwide Holdings Inc.	McDonald’s Corporation

At the time the benchmarking analysis was prepared, the Executive Peer Group’s median annual revenues were $17.6 billion, while YUM annual revenues were estimated at $19.2 billion (calculated as described below).

For companies with significant franchise operations, measuring size can be complex. There are added complexities and responsibilities for managing the relationships, arrangements, and overall scope of the franchising enterprise, in particular, managing product introductions, marketing, promoting new unit development, and customer satisfaction and overall operations improvements across the entire franchise system. Accordingly, in calibrating size-adjusted values, our philosophy is to add 25% of franchisee and licensee sales to the Company’s sales to establish an appropriate revenue benchmark. The reason for this approach is based on our belief that the correct calibration of complexity and responsibility lies between corporate-reported revenues and system-wide sales.

Competitive Positioning and Setting Compensation

At the beginning of 2015, the Committee considered Executive Peer Group compensation data as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for each NEO. In particular, the Committee generally targeted each NEO’s base salary and long-term incentive compensation at the 50th percentile of the Executive Peer Group and target bonus opportunity at the 75th percentile of the Executive Peer Group. During 2015, The Committee changed this approach as described at 56.

In setting NEO compensation, the Committee considers this competitive market data but does not rely on it exclusively. It also considers additional factors in setting each element of NEO compensation, including individual performance, experience, time in role and expected contributions.

When benchmarking and making decisions about the CEO’s SARs/Options, we use a grant date fair value based on the full 10-year term rather than the expected term of all SARs/Options granted by the Company. This methodology is a more appropriate method to determine the award amount as it better reflects the actual historical holding pattern for SARs/Options granted to our CEO. Our CEO receives fewer shares under this practice than if we used the expected term of all SARs/Options granted by the Company.

VII. Compensation Policies and Practices

YUM’s Executive Stock Ownership Guidelines

The Committee has established stock ownership guidelines for approximately 400 of our senior employees, including the NEOs. If a NEO or other executive does not meet his or her ownership guidelines, he or she is not eligible for a long-term equity incentive award. In 2015, all NEOs and all other employees subject to guidelines met or exceeded their ownership guidelines.

NEO	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary
Creed	100,000	118,263	8,639,112	8
Grismer	30,000	45,294	3,308,727	4
Novak	100,000	2,760,186	201,631,587	202
Pant	30,000	107,592	7,859,596	8
Niccol	30,000	49,796	3,637,598	5
Su	30,000	575,032	42,006,088	38

(1)	Calculated as of December 31, 2015 and represents shares owned outright, vested RSUs and all RSUs awarded under the Company’s Executive Income Deferral Program.
(2)	Based on YUM closing stock price of $73.05 as of December 31, 2015.

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Payments upon Termination of Employment

The Company does not have agreements with its executives concerning payments upon termination of employment except in the case of a change in control of the Company. The Committee believes these are appropriate agreements for retaining NEOs and other executive officers to preserve shareholder value in case of a potential change in control. The Committee periodically reviews these agreements and other aspects of the Company’s change-in-control program.

The Company’s change-in-control agreements, in general, entitle NEOs terminated other than for cause within two years of the change in control, to receive a benefit of two times salary and bonus. The terms of these change-in-control agreements are described beginning on page 72.

In 2013, the Company eliminated tax gross-ups for executives, including the NEOs, for any excise tax due under Section 4999 of the Internal Revenue Code and implemented a “best net after-tax” approach to address any potential excise tax imposed on executives. If any excise tax is due, the Company will not make a gross-up payment, but instead will reduce payments to an executive if the reduction will provide the NEO the best net after-tax result. If full payment to a NEO will result in the best net after-tax result, the full amount will be paid, but the NEO will be solely responsible for any potential excise tax payment. Also, effective for equity awards made in 2013 and beyond, the Company implemented “double trigger” vesting, pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control.

In case of retirement, the Company provides retirement benefits described above, life insurance benefits (to employees eligible under the Retirement Plan), the continued ability to exercise vested SARs/Options and the ability to vest in performance share awards on a pro-rata basis.

With respect to consideration of how these benefits fit into the overall compensation policy, the change-in-control benefits are reviewed from time to time by the Committee for competitiveness. The Committee believes the benefits provided in case of a change in control are appropriate, support shareholder interests and are consistent with the policy of attracting and retaining highly qualified employees.

YUM’s Stock Option and SAR Granting Practices

Historically, we have awarded non-qualified SARs/Options grants annually at the Committee’s January meeting. This meeting date is set by the Board of Directors more than six months prior to the actual meeting. The Committee sets the annual grant date as the second business day after our fourth quarter earnings release. The exercise price of awards granted under our Long-Term Incentive Plan (“LTIP”) is set as the closing price on the date of grants. We make grants at the same time other elements of annual compensation are determined so that we can consider all elements of compensation in making the grants. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information.

Grants may also be made on other dates the Board of Directors meets. These grants generally are CEO Awards, which are awarded by our CEO (and approved by the Committee), in recognition of superlative performance and extraordinary impact on business results.

Management recommends the awards be made pursuant to our LTIP to the Committee, however, the Committee determines whether and to whom it will issue grants and determines the amount of the grant. The Board of Directors has delegated to our CEO and our Chief People Officer, the ability to make grants to employees who are not executive officers and whose grant is less than approximately 15,000 SARs/Options annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of SARs/Options, which is determined by our CEO and our Chief People Officer pursuant to guidelines approved by the Committee in January of each year.

Limits on Future Severance Agreement Policy

The Committee has adopted a policy to limit future severance agreements with our NEOs and our other executives. The policy requires the Company to seek shareholder approval for future severance payments to a NEO if such payments would exceed 2.99 times the sum of (a) the NEO’s annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company’s three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive’s target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

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Compensation Recovery Policy

Pursuant to the Company’s Compensation Recovery Policy (i.e., “clawback”), the Committee may require executive officers (including the NEOs) to return compensation paid or may cancel any award or bonuses not yet vested or earned if the executive officers engaged in misconduct or violation of Company policy that resulted in significant financial or reputational harm or violation of Company policy, or contributed to the use of inaccurate metrics in the calculation of incentive compensation. Under this policy, when the Board determines that recovery of compensation is appropriate, the Company could require repayment of all or a portion of any bonus, incentive payment, equity-based award or other compensation, and cancellation of an award or bonus to the fullest extent permitted by law.

Hedging and Pledging of Company Stock

Under our Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company stock price. Similarly, no employee or director may enter into hedging transactions in the Company’s stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps, or collars) or other speculative transactions related to YUM’s stock. Pledging of Company stock is also prohibited.

Deductibility of Executive Compensation

The provisions of Section 162(m) of the Internal Revenue Code limit the tax deduction for compensation in excess of $1 million paid to certain NEOs. Performance-based compensation is excluded from the limit, however, so long as it meets certain requirements. The Committee intends that the annual bonus, SARs/Options, RSU and PSU awards satisfy the requirements for exemption under Internal Revenue Code Section 162(m).

For 2015, the annual salary paid to Mr. Creed exceeded $1 million. The other NEOs were in each case paid salaries of $1 million or less, except for Mr. Su whose salary exceeded $1 million; however, the Committee noted that Mr. Su’s compensation is not subject to United States tax rules and, therefore, the $1 million limitation does not apply in his case. The 2015 annual bonuses were all paid pursuant to our annual bonus program and, therefore, we expect will be deductible. For 2015, the Committee set the maximum individual award opportunity based on a bonus pool for the CEO and the next two highest paid executive officers, other than Messrs. Creed, Su and Grismer. (Mr. Grismer is not included for purposes of our pool since under IRS rules the Chief Financial Officer is not subject to these limits.) The bonus pool for 2015 was equal to 1.5% of operating profit (adjusted to exclude special items believed to be distortive of consolidated results on a year-over-year basis — these are the same items excluded in the Company’s annual earnings releases). The maximum payout opportunity for each executive was set at a fixed percentage of the pool. Based on the Company’s operating profit, before special items of $2.0 billion, the bonus pool was set at approximately $30 million and the maximum 2015 award opportunity for each NEO was based on their applicable percentage of the pool (Mr. Creed=30%, Mr. Novak=20%, Mr. Pant=20% and Mr. Niccol=10% and Mr. Su=10%), (Under the terms of the shareholder approved plan no executive may earn a bonus in excess of $10 million for any year.) The Committee then exercised its discretion in determining actual incentive awards based on team performance and individual performance measures as described above.

Due to the Company’s focus on performance-based compensation plans, we expect most compensation paid to the NEOs to continue to qualify as tax deductible, but the Committee may approve compensation that is not deductible under 162(m).

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Management Planning and Development Committee Report

The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement titled “Compensation Discussion and Analysis” and, on the basis of that review and discussion, recommended to the Board that the section be incorporated by reference into the Company’s Annual Report on Form 10-K and included in this proxy statement.

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE

Robert D. Walter, Chair
David W. Dorman
Massimo Ferragamo
Mirian M. Graddick-Weir
Thomas M. Ryan
Elane B. Stock

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The following tables provide information on the compensation of the Named Executive Officers (“NEOs”) for our 2015 fiscal year. The Company’s NEOs are our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers for our 2015 fiscal year determined in accordance with SEC rules and one former executive officer who was no longer serving as an executive officer as of the end of the year.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
					Option/	Non-Equity	Deferred
				Stock	SAR	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Greg Creed	2015	1,104,615	—	1,075,016	3,108,013	787,050	25,294	1,393,388	7,493,376
Chief Executive	2014	750,000	—	325,048	2,561,957	945,750	45,680	345,068	4,973,503
Officer of YUM	2013	750,000	—	203,735	1,323,839	1,511,625	7,348	238,737	4,035,284
Patrick J. Grismer	2015	790,192	—	420,070	1,680,012	445,200	12,861	162,132	3,510,467
Chief Financial	2014	707,500	—	350,019	1,475,973	267,410	9,087	142,114	2,952,103
Officer of YUM	2013	638,462	—	114,098	1,765,138	277,875	3,977	179,480	2,979,030
David C. Novak	2015	1,005,192	—	750,020	2,168,382	530,000	—	409,290	4,862,884
Executive Chairman	2014	1,450,000	—	1,925,037	5,228,142	512,720	202,360	689,028	10,007,287
of YUM	2013	1,450,000	—	1,568,655	5,255,519	939,600	17,351	776,268	10,007,393
Micky Pant	2015	849,038	—	355,012	1,419,011	1,473,548	42,979	950,622	5,090,210
Chief Executive	2014	750,000	—	350,019	1,475,973	799,500	32,735	313,356	3,721,583
Officer of YUM	2013	750,000	—	203,735	1,323,839	784,875	15,640	309,198	3,387,287
Restaurants China
Brian Niccol	2015	697,688	—	250,031	2,091,503	1,512,000	8,123	180,361	4,739,706
Chief Executive
Officer of Taco Bell
Division(7)
Jing-Shyh S. Su	2015	1,100,000	—	459,031	1,834,009	468,683	—	5,455,648	9,317,371
Vice Chairman of the
Board of YUM and	2014	1,100,000	—	450,045	1,907,966	378,235	1,956,023	5,035,711	10,827,980
Chief Executive	2013	1,100,000	—	342,294	1,765,123	614,790	727,430	5,768,264	10,317,901
Officer of YUM
Restaurants China(8)

(1)	Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the Executive Income Deferral (“EID”) Program or into the Company’s 401(k) Plan.
(2)	Amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2015, 2014 and 2013. Further information regarding the 2015 awards is included in the “Grants of Plan- Based Awards” and “Outstanding Equity Awards at Year-End” tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the PSUs is 200% of target. For 2015, Mr. Creed’s PSU maximum value at grant date fair value would be $2,150,032; Mr. Grismer’s PSU maximum value would be $840,140; Mr. Novak’s PSU maximum value would be $1,500,040; Mr. Pant’s PSU maximum value would be $710,024; Mr. Niccol’s PSU maximum value would be $500,062 and Mr. Su’s PSU maximum value would be $918,062.
(3)	The amounts shown in this column represent the grant date fair values of the stock options and stock appreciation rights (SARs) awarded in 2015, 2014 and 2013, respectively. For a discussion of the assumptions and methodologies used to value the awards reported in column (e) and column (f), please see the discussion of stock awards and option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the 2015 Annual Report in Notes to Consolidated Financial Statements at Note 14, “Share-based and Deferred Compensation Plans.” For Mr. Niccol this column also includes his 2015 CEO Award with a grant date fair value of $1,091,491. See the Grants of Plan-Based Awards table for details.
(4)	Amounts in this column reflect the annual incentive awards earned for the 2015, 2014 and 2013 fiscal year performance periods, which were awarded by our Management Planning and Development Committee (“Committee”) in January 2016, January 2015 and January 2014, respectively, under the Yum Leaders’ Bonus Program, which is described further in our Compensation Discussion and Analysis (“CD&A”) beginning at page 39 under the heading “Annual Performance-Based Cash Bonuses”.

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(5)	Amounts in this column also represent the above market earnings as established pursuant to SEC rules which have accrued under each of their accounts under the LRP for Messrs. Grismer, Pant and Niccol and the Third Country National Plan (“TCN”) for Mr. Creed of $23,096, which are described in more detail beginning at page 69 under the heading “Nonqualified Deferred Compensation”.
Also listed in this column for Mr. Creed is the amount of aggregate changes in actuarial present value of his accrued benefits under the Retirement Plan during the 2015 fiscal year (using interest rate and mortality assumptions consistent with those used in the Company’s financial statements). Mr. Creed is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan from the two years (2002 and 2003) during which he was a participant and for 2015 the increase in actuarial value was $2,198. For Mr. Novak and Mr. Su the actuarial present value of their benefits under the Retirement Plan (for Mr. Novak) and the YIRP (for Mr. Su), decreased $19,700 and $324,490, respectively, during the 2015 fiscal year. Under SEC rules, a decrease in the actuarial value cannot be reported in the table. Mr. Grismer, Mr. Pant and Mr. Niccol were hired after September 30, 2001, and are ineligible for the Company’s Retirement Plan. See the Pension Benefits Table at page 53 for a detailed discussion of the Company’s pension benefits.
(6)	Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.
(7)	Mr. Niccol became a NEO in 2015. No amounts are reported for Mr. Niccol for 2013 and 2014 since he was not a NEO for those years.
(8)	Mr. Su was Vice Chairman and Chairman and Chief Executive Officer of Yum Restaurants China until August 18, 2015; he was Executive Advisor to the Chief Executive Officer of Yum Restaurants China for the remainder of the year. See “Compensation Discussion and Analysis” at page 39 for additional information.

All Other Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2015.

	Perquisites and
	other personal	Tax	Insurance	LRP/TCN
	benefits	Reimbursements	premiums	Contributions	Other	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Creed	598,881	364,951	17,056	412,500	—	1,393,388
Grismer	—	—	6,332	155,800	—	162,132
Novak	197,807	—	18,293	190,000	3,190	409,290
Pant	376,431	114,028	14,913	408,500	36,750	950,622
Niccol	47,718	2,215	3,172	126,350	906	180,361
Su	—	5,190,420	21,286	—	243,942	5,455,648
(1)	Amounts in this column include for Mr. Creed and Mr. Novak: incremental cost for the personal use of Company aircraft ($93,866 and $197,807 respectively) — we calculate the incremental cost to the Company of any personal use of Company aircraft based on the cost of fuel, trip-related maintenance, crew travel, on board catering, landing and license fees, “dead head” costs of flying planes to and from locations for personal use, and contract labor; for Mr. Creed: relocation expense ($505,015); for Mr. Pant: relocation and cost of living allowance ($150,000) and expenditures/housing allowance ($226,431); and for Mr. Niccol: relocation expense. As discussed in the Compensation Discussion and Analysis, the Company executed a letter of understanding with Mr. Grismer during 2015 that provided that on February 19, 2016, the Company would accelerate a portion of Mr. Grismer’s unvested SARs having an intrinsic value of $500,000 on that date. Since the fair value of those SARs has already been reported in prior years or in the Summary Compensation Table above, no additional amount is reported here.
(2)	Amounts in this column reflect payments to the executive of tax reimbursements. For Mr. Creed, this amount represents Company-provided tax reimbursement for his relocation associated with his new position as CEO effective January 1, 2015. For Mr. Pant, this amount represents Company-provided tax reimbursement for relocation, cost of living allowance and expenditure/housing allowance associated with his new position as CEO of the China Division. For Mr. Niccol, this amount represents Company-provided tax reimbursement for relocation expense. For Mr. Su, as explained at page 54, this amount represents the Company-provided tax reimbursement for China income taxes incurred on deferred income distributions and SARs exercises which exceed the marginal Hong Kong tax rate. As discussed in the Compensation Discussion and Analysis, the Company executed a retirement agreement with Mr. Su during 2015 in which the Company agreed to provide $5 million of tax reimbursements for China income taxes incurred on deferred income distributions and stock option and SARs exercises which exceed the marginal Hong Kong tax rate. Mr. Su’s tax reimbursements in this column represents $1,927,747 paid to him prior to his retirement and $3,262,673 paid to him pursuant to his retirement agreement during 2015. He is entitled to receive up to $1,737,327 of additional tax reimbursements for China income taxes incurred which exceed the marginal Hong Kong tax rate on future deferred income distributions and stock option and SARs exercises.
(3)	These amounts reflect the income each executive was deemed to receive from IRS tables related to Company-provided life insurance in excess of $50,000. The Company provides every salaried employee with life insurance coverage up to one times the employee’s salary plus target bonus.
(4)	For Messrs. Grismer, Novak, Pant and Niccol this column represents the Company’s annual allocations to the LRP, an unfunded, unsecured account based retirement plan. For Mr. Creed, this column represents the Company’s annual allocation to the TCN, an unfunded, unsecured account based retirement plan.
(5)	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits and the perquisites and other personal benefits shown in column (b) for each NEO. These other benefits include: home security expense, home leave expenses, personal use of Company aircraft, tax preparation assistance and relocation.

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Grants of Plan-Based Awards

The following table provides information on stock options, SARs and PSUs granted in 2015 to each of the Company’s NEOs. The full grant date fair value of these awards is shown in the Summary Compensation Table at page 62.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option/ SAR Awards; Number of	Exercise or Base Price
								Securities	of Option/
								Underlying	SAR	Grant
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Date Fair
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($/Sh)(4)	Value($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Creed	2/6/2015	0	1,650,000	4,950,000
	2/6/2015							194,982	73.93	3,108,013
	2/6/2015				—	14,541	29,082			1,075,016
Grismer	2/6/2015	0	840,000	2,520,000
	2/6/2015							105,396	73.93	1,680,012
	2/6/2015				—	5,682	11,364			420,070
Novak	2/6/2015	0	1,000,000	3,000,000
	2/6/2015							136,034	73.93	2,168,382
	2/6/2015				—	10,145	20,290			750,020
Pant	2/6/2015	0	1,003,096	3,009,288
	2/6/2015							89,022	73.93	1,419,011
	2/6/2015				—	4,802	9,604			355,012
Niccol	2/6/2015	0	630,000	1,890,000
	2/6/2015							62,736	73.93	1,000,012
	2/6/2015							68,475	73.93	1,091,491
	2/6/2015				—	3,382	6,764			250,031
Su	2/6/2015	0	1,265,000	3,795,000
	2/6/2015							115,057	73.93	1,834,009
	2/6/2015				—	6,209	12,418			459,031
(1)	Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amount payable as annual incentive compensation under the Yum Leaders’ Bonus Program based on the Company’s performance and on each executive’s individual performance during 2015. The actual amount of annual incentive compensation awards are shown in column (g) of the Summary Compensation Table on page 62. The performance measurements, performance targets, and target bonus percentages are described in the CD&A beginning on page 39 under the discussion of annual incentive compensation.
(2)	Reflects grants of PSU awards subject to performance-based vesting conditions in 2015. The PSU awards vest on December 31, 2017 and PSU award payouts are subject to the Company’s achievement of specified relative total shareholder return (“TSR”) rankings against its peer group (which is the S&P 500) during the performance period ending on December 31, 2017. The performance target for all the PSU awards granted to the NEOs in 2015 is a 50% TSR percentile ranking for the Company, determined by comparing the Company’s relative TSR ranking against its peer group as measured at the end of the performance period. If the 50% TSR percentile ranking target is achieved, 100% of the PSU award will pay out in shares of Company stock, subject to executive’s election to defer PSU awards into the EID Program. If less than 40% TSR percentile ranking is achieved, there will be no payout. If the Company’s TSR percentile ranking is 90% or higher, PSU awards pay out at the maximum, which is 200% of target. The terms of the PSU awards provide that in case of a change in control during the first year of award, shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control.
(3)	Amounts in this column reflect the number of SARs and stock options granted to executives during the Company’s 2015 fiscal year. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise. For each executive, the grants were made on February 6, 2015. SARs/stock options become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date; except, however, 68,475 SARs granted to Mr. Niccol become exercisable on the fifth anniversary of the grant date. The terms of each SAR/stock option grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become exercisable immediately.
Executives who have attained age 55 with 10 years of service who terminate employment may exercise SARs/stock options that were vested on their date of termination through the expiration dates of the SARs/stock options (generally, the tenth anniversary following the SARs/stock options grant dates). Vested SARs/stock options of grantees who die may also be exercised by the grantee’s beneficiary through the expiration dates of the vested SARs/ stock options and the grantee’s unvested SARs/stock options expire on the grantee’s date of death. If a grantee’s employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all vested or previously exercisable SARs/stock options as of the last day of employment must be exercised within 90 days following termination of employment.
(4)	The exercise price of the SARs/stock options granted in 2015 equals the closing price of YUM common stock on the grant date, February 6, 2015.

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(5)	Amounts in this column reflect the full grant date fair value of the PSU awards shown in column (g) and the SARs/stock options shown in column (i). The grant date fair value is the amount that the Company is expensing in its financial statements over the award’s vesting schedule. For PSUs, fair value is calculated by multiplying the per unit value of the award ($73.93) by the target number of units corresponding to the most probable outcome of performance conditions on the grant date. For SARs/stock options, fair value of $15.94 was calculated using the Black-Scholes value on the February 6, 2015 grant date. For additional information regarding valuation assumptions of SARs/stock options, see the discussion of stock awards and option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the 2015 Annual Report in Notes to Consolidated Financial Statements at Note 14, “Share-based and Deferred Compensation Plans.”

Outstanding Equity Awards at Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options, SARs, and unvested RSUs and PSUs held by the Company’s NEOs on December 31, 2015.

		Option/SAR Awards(1)					Stock Awards		Equity	Equity incentive
									incentive	plan awards:
							Number	Market	plan awards:	market or
		Number of	Number of				of Shares	Value of	Number of	payout value
		Securities	Securities				or Units	Shares or	unearned	of unearned
		Underlying	Underlying		Option/		of Stock	Units of	shares, units	shares, units
		Unexercised	Unexercised		SAR	Option/	That	Stock That	or other rights	or other rights
		Options/	Options/		Exercise	SAR	Have Not	Have Not	that have not	that have not
		SARs (#)	SARs (#)		Price	Expiration	Vested	Vested	vested	vested
Name	Grant Date	Exercisable	Unexercisable		($)	Date	(#)(2)	($)(3)	(#)(4)	($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)
Creed	1/24/2008	107,085	—		$37.30	1/24/2018
	2/5/2009	169,148	—		$29.29	2/5/2019
	2/5/2010	172,118	—		$32.98	2/5/2020
	2/4/2011	122,200	—		$49.30	2/4/2021
	2/8/2012	62,066	20,689	(i)	$64.44	2/8/2022
	2/6/2013	45,461	45,462	(ii)	$62.93	2/6/2023
	2/5/2014	19,512	58,538	(iii)	$70.54	2/5/2024
	2/5/2014	—	68,767	(vi)	$70.54	2/5/2024
	2/6/2015	—	194,982	(iv)	$73.93	2/6/2025
							—	—	38,298	2,797,669
Grismer	1/19/2007	19,938	—		$29.61	1/19/2017
	5/17/2007	16,262	—		$33.20	5/17/2017
	1/24/2008	20,079	—		$37.30	1/24/2018
	2/5/2009	33,830	—		$29.29	2/5/2019
	5/21/2009	15,853	—		$33.21	5/21/2019
	2/5/2010	34,424	—		$32.98	2/5/2020
	2/5/2010	43,030	—		$32.98	2/5/2020
	2/4/2011	24,440	—		$49.30	2/4/2021
	2/8/2012	24,826	8,276	(i)	$64.44	2/8/2022
	2/6/2013	37,885	37,885	(ii)(xi)	$62.93	2/6/2023
	2/6/2013	—	45,462	(v)(xi)	$62.93	2/6/2023
	2/5/2014	21,145	63,438	(iii)(xi)	$70.54	2/5/2024
	2/6/2015	—	105,396	(iv)(xi)	$73.93	2/6/2025
							—	—	21,288	1,555,088
Novak	1/19/2007	490,960	—		$29.61	1/19/2017
	1/24/2008	428,339	—		$37.30	1/24/2018
	2/5/2009	575,102	—		$29.29	2/5/2019
	2/5/2010	623,925	—		$32.98	2/5/2020
	2/4/2011	496,254	—		$49.30	2/4/2021
	2/8/2012	282,996	94,332	(i)	$64.44	2/8/2022
	2/6/2013	180,478	180,478	(ii)	$62.93	2/6/2023
	2/5/2014	74,901	224,706	(iii)	$70.54	2/5/2024
	2/6/2015	—	136,034	(x)	$73.93	2/6/2025
							—	—	74,870	5,469,254

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		Option/SAR Awards(1)					Stock Awards		Equity	Equity incentive
									incentive	plan awards:
							Number	Market	plan awards:	market or
		Number of	Number of				of Shares	Value of	Number of	payout value
		Securities	Securities				or Units	Shares or	unearned	of unearned
		Underlying	Underlying		Option/		of Stock	Units of	shares, units	shares, units
		Unexercised	Unexercised		SAR	Option/	That	Stock That	or other rights	or other rights
		Options/	Options/		Exercise	SAR	Have Not	Have Not	that have not	that have not
		SARs (#)	SARs (#)		Price	Expiration	Vested	Vested	vested	vested
Name	Grant Date	Exercisable	Unexercisable		($)	Date	(#)(2)	($)(3)	(#)(4)	($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)
Pant	1/19/2007	49,844	—		$29.61	1/19/2017
	1/24/2008	133,856	—		$37.30	1/24/2018
	1/24/2008	53,543	—		$37.30	1/24/2018
	2/5/2009	135,318	—		$29.29	2/5/2019
	2/5/2010	114,745	—		$32.98	2/5/2020
	2/4/2011	101,833	—		$49.30	2/4/2021
	11/18/2011	—	94,949	(vii)	$53.84	11/18/2021
	2/8/2012	86,892	28,964	(i)	$64.44	2/8/2022
	2/6/2013	45,461	45,462	(ii)	$62.93	2/6/2023
	2/5/2014	21,145	63,438	(iii)	$70.54	2/5/2024
	2/6/2015	—	89,022	(iv)	$73.93	2/6/2025
							—	—	19,528	1,426,520
Niccol	5/20/2010	61,232	—		$39.64	5/20/2020
	2/4/2011	40,734	—		$49.30	2/4/2021
	2/8/2012	24,826	8,276	(i)	$64.44	2/8/2022
	2/6/2013	18,942	18,943	(ii)	$62.93	2/6/2023
	5/15/2013	—	36,561	(viii)	$69.92	5/15/2023
	2/5/2014	10,315	30,945	(iii)	$70.54	2/5/2024
	2/6/2015	—	62,736	(iv)	$73.93	2/6/2025
	2/6/2015	—	68,475	(ix)	$73.93	2/6/2025
							29,241	2,136,055	6,764	494,110
Su	1/19/2007	132,918	—		$29.61	1/19/2017
	1/24/2008	107,085	—		$37.30	1/24/2018
	1/24/2008	267,712	—		$37.30	1/24/2018
	2/5/2009	202,977	—		$29.29	2/5/2019
	2/5/2010	172,118	—		$32.98	2/5/2020
	2/4/2011	142,567	—		$49.30	2/4/2021
	2/8/2012	124,131	41,378	(i)	$64.44	2/8/2022
	2/6/2013	60,615	60,616	(ii)	$62.93	2/6/2023
	2/5/2014	27,334	82,005	(iii)	$70.54	2/5/2024
	2/6/2015	—	115,057	(iv)	$73.93	2/6/2025
							—	—	25,178	1,839,253

(1)	The actual vesting dates for unexercisable awards are as follows:
	(i)	Remainder of unexercisable awards will vest on February 8, 2016.
	(ii)	One-half of the unexercisable award will vest on each of February 6, 2016 and 2017.
	(iii)	One-third of the unexercisable award will vest on each of February 5, 2016, 2017, and 2018.
	(iv)	One-fourth of the unexercisable award will vest on each of February 6, 2016, 2017, 2018, and 2019.
	(v)	Unexercisable award will vest on February 6, 2018.
	(vi)	Unexercisable awards will vest on February 5, 2019.
	(vii)	Unexercisable award will vest on November 18, 2016.
	(viii)	Unexercisable award will vest on May 15, 2018.
	(ix)	Unexercisable award will vest on February 6, 2020.
	(x)	One-fourth of the unexercisable award will vest on February 6, 2016, 2017, 2018, 2019. This award will continue to vest after retirement.
	(xi)	For Mr. Grismer pursuant to his letter of understanding dated December 7, 2015, we accelerated vesting for all unvested options on February 19, 2016.
(2)	For Mr. Niccol, this amount represents deferral of his 2013 and 2014 bonuses into the EID Program’s Matching Stock Fund.
(3)	The market value of these awards are calculated by multiplying the number of shares covered by the award by $73.05, the closing price of YUM stock on the NYSE on December 31, 2015.
(4)	The awards reflected in this column are unvested performance-based PSU awards with three-year performance periods that are scheduled to vest on December 31, 2016 or December 31, 2017 if the performance targets are met. In accordance with SEC rules, the PSU awards are reported at their maximum payout value.

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Option Exercises and Stock Vested

The table below shows the number of shares of YUM common stock acquired during 2015 upon exercise of stock option and SAR awards and vesting of stock awards in the form of RSUs and PSUs, each including accumulated dividends and before payment of applicable withholding taxes and broker commissions. There was no payout with respect to the 2012 PSU awards for the 2012-2014 performance cycle because the average earnings per share during the performance cycle did not reach the required minimum average growth threshold. Therefore, there is nothing to report for the NEOs in columns (d) and (e) for PSUs.

	Option/SAR Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares		Value
	Acquired on	Realized on	Acquired on		realized on
	Exercise	Exercise	Vesting		Vesting
Name	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)
Creed	—	—	—		—
Grismer	—	—	16,118	(1)	1,191,604
Novak	—	—	—		—
Pant	63,282	5,062,676	—		—
Niccol	—	—	16,512	(1)	1,220,732
Su	147,170	9,299,137	—		—
(1)	For each of Messrs. Grismer and Niccol this amount represents the deferral of the 2012 cash incentive award, which was deferred into RSUs under the EID program in 2013 and vested in 2015.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the YUM! Brands Retirement Plan (“Retirement Plan”), and the YUM! Brands International Retirement Plan (“YIRP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

2015 FISCAL YEAR PENSION BENEFITS TABLE

		Number of Years of Credited Service	Present Value of Accumulated Benefit(4)	Payments During Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Creed(i)	Retirement Plan(1)	2	157,033	—
Grismer(ii)	—	—	—	—
Novak	Retirement Plan(1)	29	1,578,656	—
Pant(ii)	—	—	—	—
Niccol(ii)	—	—	—	—
Su	International Retirement Plan(2)	26	20,135,280	—
(i)	Mr. Creed is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan for the two years (2002 and 2003) during which he was a participant in the plan. As discussed at page 55, Mr. Creed participates in the Third Country National plan, an unfunded, unsecured deferred account-based retirement plan.
(ii)	Messrs. Grismer, Pant, and Niccol are not accruing benefits under these plans because each was hired after September 30, 2001 and is therefore ineligible for these benefits. As discussed at page 55, they each participate in the LRP.

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(1)	YUM! Brands Retirement Plan

The Retirement Plan provides an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. The Retirement Plan replaces the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

Benefit Formula

Benefits under the Retirement Plan are based on a participant’s final average earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant’s normal retirement benefit from the plan is equal to

A.	3% of Final Average Earnings times Projected Service up to 10 years of service, plus

B.	1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

C.	0.43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction, the numerator of which is actual service as of date of termination, and the denominator of which is the participant’s Projected Service.

Projected Service is the service that the participant would have earned if he had remained employed with the Company until his normal retirement age (generally age 65).

If a participant leaves employment after becoming eligible for early or normal retirement, benefits are calculated using the formula above except that actual service attained at the participant’s retirement date is used in place of Projected Service.

Final Average Earnings

A participant’s final average earnings is determined based on his highest five consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant’s base pay and annual incentive compensation from the Company, including amounts under the Yum Leaders’ Bonus Program. In general, base pay includes salary, vacation pay, sick pay and short term disability payments. Extraordinary bonuses and lump sum payments made in connection with a participant’s termination of employment are not included.

Vesting

A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he has been credited with at least five years of vesting service. Upon attaining five years of vesting service, a participant becomes 100% vested. All NEOs eligible for the Retirement Plan or YIRP are 100% vested.

Normal Retirement Eligibility

A participant is eligible for normal retirement following the later of age 65 or 5 years of vesting service.

Early Retirement Eligibility and Reductions

A participant is eligible for early retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for early retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

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The table below shows when each of the NEOs became eligible for early retirement and the estimated lump sum value of the benefit each participant would receive from YUM plans (both qualified and non-qualified) if he retired from the Company on December 31, 2015 and received a lump sum payment.

		Estimated Lump	Estimated Lump
	Earliest Retirement	Sum from a	Sum from a Non-	Total Estimated
Name	Date	Qualified Plan(1)	Qualified Plan(2)	Lump Sum
Greg Creed	August 1, 2012	186,755	—	186,755
David C. Novak	November 1, 2007	1,592,609	—	1,592,609
Jing-Shyh S. Su	May 1, 2007	—	20,275,018	20,275,018

(1)	The Retirement Plan

(2)	The YIRP

The estimated lump sum values in the table above are calculated assuming no increase in the participant’s Final Average Earnings. The lump sums are estimated using the mortality table and interest rate assumptions in the Retirement Plan for participants who would actually commence benefits on January 1, 2016. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant’s Final Average Earnings at his date of retirement.

Lump Sum Availability

Lump sum payments are available to participants who meet the requirements for early or normal retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3).

(2)	YUM! Brands International Retirement Plan

The YIRP is an unfunded, non-qualified defined benefit plan that covers certain international employees who are designated by the Company as third country nationals. Mr. Su is eligible for benefits under this plan. The YIRP provides a retirement benefit similar to the Retirement Plan except that part C of the formula is calculated as the sum of:

a)	Company financed State benefits or Social Security benefits if paid periodically

b)	The actuarial equivalent of all State paid or mandated lump sum benefits financed by the Company

c)	Any other Company financed benefits that are attributable to periods of pensionable service and that are derived from a plan maintained or contributed to by the Company or one or more of the group of corporations that is controlled by the Company.

Benefits are payable under the same terms and conditions as the Retirement Plan without regard to Internal Revenue Service limitations on amounts of includible compensation and maximum benefits.

(3)	Present Value of Accumulated Benefits

For all plans, the Present Value of Accumulated Benefits (determined as of December 31, 2015) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations at each measurement date.

Nonqualified Deferred Compensation

Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company’s Executive Income Deferral (“EID”) Program, Leadership Retirement Plan (“LRP”) and Third Country National Plan (“TCN”). These plans are unfunded, unsecured deferred, account-based compensation plans. For each calendar year, participants are permitted under the EID Program to defer up to 85% of their base pay and up to 100% of their annual incentive award. As discussed beginning at page 55, Messrs. Novak, Grismer, Pant and Niccol are eligible to participate in the LRP. The LRP provides an annual allocation to the accounts of Messrs. Novak, Niccol and Grismer equal to 9.5% of each of his salary plus target bonus and to Mr. Pant equal to 20% of his salary plus target bonus. As discussed beginning at page 55, Mr. Creed is eligible to participate in the TCN. The TCN provides for an annual allocation to Mr. Creed’s account equal to 15% of his salary plus target bonus.

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EID Program

Deferred Investments under the EID Program. Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12 month investment returns are shown in parentheses):

•	YUM! Stock Fund (2.45%*)

•	YUM! Matching Stock Fund (2.45%*)

•	S&P 500 Index Fund (-0.74%)

•	Bond Market Index Fund (-0.19%)

•	Stable Value Fund (1.54%)

All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company’s 401(k) Plan. The YUM! Stock Fund and YUM! Matching Stock Fund track the investment return of the Company’s common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except (1) funds invested in the YUM! Stock Fund or YUM! Matching Stock Fund may not be transferred once invested in these funds and (2) a participant may only elect to invest into the YUM! Matching Stock Fund at the time the annual incentive deferral election is made. In the case of the Matching Stock Fund, participants who defer their annual incentive into this fund acquire additional phantom shares (called restricted stock units (“RSUs”)) equal to 33% of the RSUs received with respect to the deferral of their annual incentive into the YUM! Matching Stock Fund (the additional RSUs are referred to as “matching contributions”). The RSUs attributable to the matching contributions are allocated on the same day the RSUs attributable to the annual incentive are allocated, which is the same day we make our annual stock appreciation right grants. Eligible amounts attributable to the matching contribution under the YUM! Matching Stock Fund are included in column (c) below as contributions by the Company (and represent amounts actually credited to the NEO’s account during 2015). Beginning with their 2009 annual incentive award, those who are eligible for PSU awards are no longer eligible to participate in the Matching Stock Fund.

RSUs attributable to annual incentive deferrals into the YUM! Matching Stock Fund and matching contributions vest on the second anniversary of the grant (or upon a change of control of the Company, if earlier) and are payable as shares of YUM common stock pursuant to the participant’s deferral election. Unvested RSUs held in a participant’s YUM! Matching Stock Fund account are forfeited if the participant voluntarily terminates employment with the Company within two years of the deferral date. If a participant terminates employment involuntarily, the portion of the account attributable to the matching contributions is forfeited and the participant will receive an amount equal to the amount of the original amount deferred. If a participant dies or becomes disabled during the restricted period, the participant fully vests in the RSUs. Dividend equivalents are accrued during the restricted period but are only paid if the RSUs vest. RSUs held by a participant who has attained age 65 with five years of service vest immediately. In the case of a participant who has attained age 55 with 10 years of service, RSUs attributable to bonus deferrals into the YUM! Matching Stock Fund vest immediately and RSUs attributable to the matching contribution vest on a pro rata basis during the period beginning on the first anniversary of the grant and ending on the second anniversary of the grant and are fully vested on the second anniversary.

Distributions under EID Program. When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year — whether or not employment has then ended — or at a time that begins at or after the executive’s retirement, separation or termination of employment.

Distributions can be made in a lump sum or quarterly or annual installments for up to 20 years. Initial deferrals are subject to a minimum two year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

•	Distribution schedules cannot be accelerated (other than for a hardship)

•	To delay a previously scheduled distribution,

–	A participant must make an election at least one year before the distribution otherwise would be made, and

–	The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

Investments in the YUM! Stock Fund and YUM! Matching Stock Fund are only distributed in shares of Company stock.

* Assumes dividends are not reinvested.

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LRP

LRP Account Returns. The LRP provides an annual earnings credit to each participant’s account based on the value of participant’s account at the end of each year. Under the LRP, Mr. Novak receives an annual earnings credit equal to 120% of the applicable federal interest rate. Mr. Grismer, Mr. Niccol and Mr. Pant receive an annual earnings credit equal to 5%. The Company’s contribution (“Employer Credit”) for 2015 is equal to 9.5% of salary plus target bonus for Mr. Novak, Mr. Niccol and Mr. Grismer and 20% for Mr. Pant.

Distributions under LRP. Under the LRP, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 with a vested LRP benefit combined with any other deferred compensation benefits covered under Code Section 409A exceeds $15,000, will not receive a distribution until the calendar quarter that follows the participant’s 55th birthday.

TCN

TCN Account Returns. The TCN provides an annual earnings credit to each participant’s account based on the value of each participant’s account at the end of each year. Under the TCN, Mr. Creed receives an annual earnings credit equal to 5%. For Mr. Creed, the Employer Credit for 2015 was equal to 15% of his salary plus target bonus.

Distributions under TCN. Under the TCN, participants age 55 or older with a balance of $15,000 or more, are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 who separate employment with the Company will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
(a)	(b)	(c)	(d)	(e)	(f)
Creed	—	412,500	215,583	16,049	9,883,463
Grismer	267,410	155,800	89,060	65,019	3,336,050
Novak	512,720	190,000	5,705,086	6,684	239,013,330
Pant	721,683	408,500	288,715	15,894	11,508,418
Niccol	669,630	349,560	90,856	199,584	3,860,857
Su	378,235	—	188,939	3,866,147	1,051,872

(1)	Amounts in column (b) reflect amounts that were also reported as compensation in our Summary Compensation Table filed last year or, would have been reported as compensation in our Summary Compensation Table last year if the executive were a NEO.

(2)	Amounts in column (c) reflect Company contributions for EID Program matching contribution, LRP and/or TCN allocation as follows: Mr. Novak, $190,000 LRP allocation; Mr. Grismer, $155,800 LRP allocation; Mr. Creed, $412,500 TCN allocation; Mr. Niccol, $126,350 LRP allocation and $223,210 EID matching contribution, and Mr. Pant, $408,500 LRP allocation. See footnote 6 of the Summary Compensation Table for more detail.

(3)	Amounts in column (d) reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program or the earnings credit provided under the LRP or the TCN described in the narrative above this table. The EID Program earnings are market based returns and, therefore, are not reported in the Summary Compensation Table. For Messrs. Grismer, Pant and Niccol, of their earnings reflected in this column, $12,861, $42,979 and $8,123 respectively were deemed above market earnings accruing to each of their accounts under the LRP. For Mr. Creed, of his earnings reflected in this column, $23,096 were deemed above market earnings accruing to his account under the TCN. Mr. Novak receives a market rate of interest on his account under the LRP. For above market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)	All amounts shown in column (e) were distributed in accordance with the executive’s deferral election, except in the case of the following amounts distributed to pay payroll taxes due upon their account balance under the EID Program, LRP or TCN for 2015.

Creed	16,049
Grismer	65,019
Novak	6,684
Pant	15,894
Niccol	69,469

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(5)	Amounts reflected in column (f) are the year-end balances for each executive under the EID Program, TCN and the LRP. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company’s Summary Compensation Table for 2015 and prior years.

Creed	4,954,757
Grismer	2,887,547
Novak	88,280,855
Pant	2,933,282
Niccol	1,027,313
Su	993,025

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2015, given the NEO’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Stock Options and SAR Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2015, they could exercise the stock options and SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Year-End table on page 65, otherwise all options and SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2015, exercisable stock options and SARs would remain exercisable through the term of the award. Except in the case of a change in control, no stock options or SARs become exercisable on an accelerated basis. Benefits a NEO may receive on a change of control are discussed below.

Executive Income Deferral Program. As described in more detail beginning at page 70, the NEOs participate in the EID Program, which permits the deferral of salary and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 71 includes each NEO’s aggregate balance at December 31, 2015. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 71.

In the case of an involuntary termination of employment as of December 31, 2015, each NEO would receive the following: Mr. Creed $8,190,193, Mr. Grismer $2,465,015, Mr. Novak $207,535,309, Mr. Pant $8,702,530, Mr. Niccol $2,661,027 and Mr. Su $1,051,872. As discussed at page 71, these amounts reflect bonuses previously deferred by the executive and appreciation on these deferred amounts (see page 70 for discussion of investment alternatives available under the EID). In Mr. Novak’s case, approximately 80% of his balance is invested in Company RSUs, which he will receive in the form of Company stock following his retirement. The other NEOs’ EID balances are invested primarily in RSUs. Thus, Mr. Novak and the other NEOs’ EID account balances represent deferred bonuses (earned in prior years) and appreciation of their accounts based primarily on the performance of the Company’s stock.

Leadership Retirement Plan. Under the LRP, participants age 55 are entitled to a lump sum distribution of their account balance following their termination of employment. Participants under age 55 who terminate with more than five years of service will receive their account balance at their 55th birthday. In case of termination of employment as of December 31, 2015, Mr. Grismer would receive $871,035 when he attains age 55, Mr. Novak would have received $31,478,021, Mr. Pant would have received $2,805,888 and Mr. Niccol would receive $576,508 when he attains age 55.

Third Country National Plan. Under the TCN, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their termination

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of employment. Participants under age 55 who terminate will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday. In case of termination of employment as of December 31, 2015, Mr. Creed would have received $1,693,271.

Performance Share Unit Awards. If one or more NEOs terminated employment for any reason other than retirement or death or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired, or died as of December 31, 2015, the PSU award would be paid out based on actual performance for the performance period, subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these terminations had occurred on December 31, 2015, Messrs. Creed, Grismer, Novak, Pant, Niccol and Su would have been entitled to $592,442, $391,229, $1,629,718, $369,464, $83,643, and $475,906, respectively, assuming target performance.

Pension Benefits. The Pension Benefits Table on page 67 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming termination of employment as of December 31, 2015. The table on page 69 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 63. If the NEOs had died on December 31, 2015, the survivors of Messrs. Creed, Grismer, Novak, Pant, Niccol and Su would have received Company-paid life insurance of $2,750,000; $1,640,000; $2,000,000; $2,043,000; $1,330,000 and $2,365,000, respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3.5 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

Change in Control. Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Creed, Grismer, Novak, Pant and Niccol). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

•	a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination,

•	a severance payment equal to two times the sum of the executive’s base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company, and

•	outplacement services for up to one year following termination.

In March 2013, the Company eliminated excise tax gross-ups and implemented a best net after-tax method. See the Company’s CD&A on page 43 for more detail.

The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(i)	if any person acquires 20% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

(ii)	if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances; or

(iii)	upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company’s directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities.

In addition to the payments described above, upon a change in control:

•	All stock options and SARs granted prior to 2013 and held by the executive will automatically vest and become exercisable. For all stock options and SARs granted beginning in 2013, outstanding awards will fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control. See Company’s CD&A on page 39 for more detail.

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•	All RSUs under the Company’s EID Program held by the executive will automatically vest.

•	All PSU awards under the Company’s Performance Share Plan awarded in the year in which the change in control occurs will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that began before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control. In all cases, executives must be employed with the Company on the date of the change in control and involuntarily terminated upon or following the change in control and during the performance period. See Company’s CD&A on page 39 for more detail.

If a change in control and each NEO’s involuntary termination had occurred as of December 31, 2015, the following payments or other benefits would have been made or become available.

	Creed	Grismer	Novak	Pant	Niccol
	$	$	$	$	$
Severance Payment	5,500,000	3,280,000	4,000,000	3,906,875	2,739,260
Annual Incentive	1,650,000	840,000	1,000,000	1,003,438	669,630
Accelerated Vesting of Stock Options and SARs	957,743	1,073,957	3,202,648	2,692,655	455,067
Accelerated Vesting of RSUs	—	—	—	—	—
Acceleration of PSU Performance/Vesting	592,442	391,229	1,629,718	369,464	83,643
Outplacement	25,000	25,000	25,000	25,000	25,000
TOTAL	8,725,185	5,610,186	9,857,366	7,997,432	3,972,600

If a change in control without an involuntary termination had occurred as of December 31, 2015, the following benefits would have become available.

	Creed	Grismer	Novak	Pant	Niccol
	$	$	$	$	$
Accelerated Vesting of Stock Options and SARs	178,132	71,256	812,199	2,073,350	71,256
Accelerated Vesting of RSUs	—	—	—	—	—
Acceleration of PSU Performance/Vesting	—	—	—	—	—
TOTAL	178,132	71,256	812,199	2,073,350	71,256

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DIRECTOR COMPENSATION

The table below summarizes compensation paid to each non-employee director during 2015.

The Company primarily uses stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Board typically reviews each element of director compensation every two years.

In 2015, the Management Planning and Development Committee of the Board (“Committee”) benchmarked the Company’s director compensation against director compensation from the Company’s Executive Peer Group discussed at page 36 as well as published survey data from the National Association of Corporate Directors for the largest 200 companies in the S&P 500. Data for this review was prepared for the Committee by its independent consultant, Meridian Compensation Partners LLC. This data revealed that the Company’s director compensation was below the 50th percentile against both benchmarks and that the retainers paid to the Lead Director and the Chairpersons of the Audit Committee and the Management Planning and Development Committee were consistent with market practice. Following its review, the Board elected to increase non-employee director annual compensation to $240,000 which was approximately at the 50th percentile of the Company’s Executive Peer Group (directors will receive a stock grant retainer with a fair market value of $200,000 and an annual SARs grant with an economic value of approximately $40,000). This change became effective in February 2016 and was paid beginning in February 2016. Previously, directors were paid in November of each year. This change in timing to February 2016 means that directors did not receive a stock retainer award or a SARs award during 2015, and, therefore, no stock retainer award or SARs award is reported below, except in the case of Messrs. Cornell and Meister who received initial stock retainer awards of $25,000 upon joining the Board in 2015. In addition, Mr. Cornell received a prorated stock retainer and SARs award for joining the Board two months prior to the Board adopting the changes described above.

The Board elected not to change retainers paid to the Chairpersons or Lead Director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Cavanagh, Michael	—	—	—	15,172	15,172
Cornell, Brian	—	39,167	2,807	—	41,973
Dorman, Dave	—	—	—	10,000	10,000
Ferragamo, Massimo	—	—	—	—	—
Graddick-Weir, Mirian	—	—	—	7,500	7,500
Hill, Bonnie	—	—	—	—	—
Linen, Jonathan	—	—	—	10,000	10,000
Meister, Keith	—	25,000	—	25,000	50,000
Nelson, Thomas	—	—	—	1,000	1,000
Ryan, Thomas	—	—	—	2,500	2,500
Stock, Elane	—	—	—	1,000	1,000
Walter, Robert	—	—	—	5,000	5,000
(1)	Amounts in column (c) represent the grant date fair value for annual stock retainer awards granted to directors in 2015.
(2)	Amounts in column (d) represent the grant date fair value for annual SARs granted in fiscal 2015. For a discussion of the assumptions used to value the awards, see the discussion of stock awards and option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the 2015 Annual Report in Notes to Consolidated Financial Statements at Note 14, “Share-based and Deferred Compensation Plans.”

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3)	At December 31, 2015, the aggregate number of options and SARs awards outstanding for each non-management director was:

Name	SARs
Cavanagh, Michael	6,252
Cornell, Brian	150
Dorman, Dave	28,150
Ferragamo, Massimo	28,150
Graddick-Weir, Mirian	8,391
Hill, Bonnie	28,150
Linen, Jonathan	28,150
Meister, Keith	—
Nelson, Thomas	19,733
Ryan, Thomas	28,150
Stock, Elane	1,927
Walter, Robert	21,717
(4)	Represents amount of matching charitable contributions made on behalf of the director under the Company’s matching gift program and/or the amount of charitable contribution made in the director’s name.

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

Non-Employee Directors Annual Compensation prior to 2015. Prior to 2015, each director who was not an employee of YUM received an annual stock grant retainer with a fair market value of $170,000 and an annual grant of vested SARs having an economic value of approximately $30,000 with an exercise price equal to the fair market value of Company stock on the date of grant. Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years.

Committee Chairperson Retainer. In recognition of their added duties, the Lead Director of the Board (Mr. Ryan in 2015) receives an additional $25,000 stock retainer annually, the Chair of the Audit Committee (Mr. Nelson in 2015) receives an additional $20,000 stock retainer annually and the Chair of the Management Planning and Development Committee (Mr. Walter in 2015) receives an additional $15,000 stock retainer annually. These retainers were paid in November 2014 for 2015.

Initial Stock Grant upon Joining Board. Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

Stock Ownership Requirements. Similar to executive officers, directors are subject to share ownership requirements. The directors’ requirements provide that directors will not sell any of the Company’s common stock received as compensation for service on the Board until the director has ceased being a member of the Board for one year (sales are permitted to the extent necessary to pay income taxes attributable to any stock retainer payment or exercise of a stock option or SAR).

Matching Gifts. To further YUM’s support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as YUM’s employees. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000. In 2015, the Foundation implemented a matching gift incentive program in which it agreed to match without limit charitable contributions to the World Food Programme by any Yum employee or non-employee director. The Foundation matched Mr. Cavanagh’s and Mr. Meister’s contributions in excess of $10,000 to the World Food Programme under this program in 2015.

Insurance. We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies. The annual cost of this coverage was approximately $2 million. This is not included in the tables above as it is not considered compensation to the directors.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2015, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees under the Long Term Incentive Plan (the “1999 Plan”), the 1997 Long Term Incentive Plan (the “1997 Plan”), the SharePower Plan and the Restaurant General Manager Stock Option Plan (the “RGM Plan”).

	Number of		Weighted-		Number of Securities
	Securities To		Average		Remaining Available for
	be Issued Upon		Exercise Price		Future Issuance Under
	Exercise of		of Outstanding		Equity Compensation
	Outstanding		Options,		Plans (Excluding
	Options, Warrants		Warrants and		Securities Reflected in
Plan Category	and Rights		Rights		Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	13,674,543	(1)	51.50	(2)	4,344,985	(3)
Equity compensation plans not approved by security holders(4)	157,891		61.89	(2)	8,208,434
TOTAL	13,832,434	(1)	51.80	(2)	12,553,419	(3)
(1)	Includes 5,139,612 shares issuable in respect of RSUs, performance units and deferred units.
(2)	Weighted average exercise price of outstanding options and SARs only.
(3)	Includes 2,172,493 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the 1997 Plan, the 1999 Plan and the Sharepower Plan.
(4)	Awards are made under the RGM Plan.

What are the key features of the 1999 Plan?

The 1999 Plan provides for the issuance of up to 70,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the 1999 Plan. The purpose of the 1999 Plan is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The 1999 Plan is administered by the Management Planning and Development Committee of the Board of Directors (the “Committee”). The exercise price of a stock option grant or SAR under the 1999 Plan may not be less than the average market price of our stock on the date of grant for years prior to 2008 or the closing price of our stock on the date of the grant beginning in 2008, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the 1999 Plan generally vest over a one to four year period and expire ten years from the date of the grant. Our shareholders approved the 1999 Plan in May 1999, and the plan as amended in 2003 and again in 2008. The performance measures of the 1999 Plan were re-approved by our shareholders in May 2013.

What are the key features of the 1997 Plan?

The 1997 Plan provides for the issuance of up to 90,000,000 shares of stock. Effective January 1, 2002, only restricted shares could be issued under this plan. This plan is utilized with respect to payouts on shares from our deferral plans and was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

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What are the key features of the SharePower Plan?

The SharePower Plan provides for the issuance of up to 28,000,000 shares of stock. The SharePower Plan allows us to award non-qualified stock options, SARs, restricted stock and restricted stock units. Employees, other than executive officers, are eligible to receive awards under the SharePower Plan. The SharePower Plan is administered by the Committee. The exercise price of a stock option or SAR grant under the SharePower Plan may not be less than the closing price of our stock on the date of the grant and no option or SAR may have a term of more than ten years. The options that are currently outstanding under the SharePower Plan generally vest over a one to four year period beginning on the date of grant.

The SharePower Plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the RGM Plan?

The RGM Plan provides for the issuance of up to 30,000,000 shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allows us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees, other than executive officers, are eligible to receive awards under the RGM Plan. The purpose of the RGM Plan is (i) to give restaurant general managers (“RGMs”) the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of YUM’s other shareholders, (iii) to emphasize that the RGM is YUM’s #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees are eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Committee, and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

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AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Michael Cavanagh, Brian Cornell, Jonathan S. Linen, Keith Meister, P. Justin Skala and Thomas C. Nelson, Chair. (Mr. Skala was appointed to the committee on March 4, 2016 after the committee had approved this report and, therefore, did not sign the report.)

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was amended and restated effective November 22, 2013. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our Web site at www.yum.com/investors/governance/charters.asp.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). KPMG LLP has served as the Company’s independent auditors since the date of the Company’s inception in 1997. Each year, the Committee evaluates the performance, qualifications and independence of the independent auditors. In doing so, the Committee considers the quality of the services provided by the independent auditors, its capabilities and technical expertise and knowledge of the Company’s operations and industry.

The Committee met 10 times during 2015. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings generally include private sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting

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process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company’s internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2015, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2015?

Based on the Committee’s discussions with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors to the Board of Directors, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2015 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Thomas C. Nelson, Chairperson	Jonathan S. Linen
Michael Cavanagh	Keith Meister
Brian Cornell

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ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience, to reduce our environmental impact and to reduce Annual Report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to www.amstock.com, click on Shareholder Account Access, log in and locate the option to receive Company mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, American Stock Transfer and Trust Company, LLC, 59 Maiden Lane, New York, NY 10038 or by logging onto our Transfer Agent’s website at www.amstock.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company, LLC.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 298-6986 or by sending an e- mail to yum.investor@yum.com.

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May I propose actions for consideration at next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2017 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 by December 10, 2016. The proposal should be sent to the attention of the Corporate Secretary.

Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2017 Annual Meeting no later than the date specified in our bylaws. If the 2017 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Our Annual Meeting of Shareholders is generally held on the third Thursday of May. Assuming that our 2017 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 20, 2017.

In addition, we recently amended our bylaws to provide for proxy access for director nominations by shareholders (as described at page 8). A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM common stock representing an aggregate of at least 3% of our outstanding shares, may nominate, and include in YUM’s proxy materials, director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees must be received no earlier than November 10, 2016, and no later than December 10, 2016.

The Board is not aware of any matters that are expected to come before the 2016 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Bylaw Provisions. You may contact YUM’s Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

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Appendix A	YUM! Brands, Inc. LONG TERM INCENTIVE PLAN (As Amended and Restated Effective as of May 20, 2016)

Section 1 General

1.1	Purpose. YUM! Brands, Inc. Long Term Incentive Plan (the “Plan”) has been established by YUM! Brands, Inc. (“YUM!”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) align the interests of Participants with those of YUM!’s shareholders.

1.2	Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3	Operation, Administration, and Definitions. The operation and administration of the Plan shall be vested in the Committee, as described in Section 7 Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9 hereof).

Section 2 Options and SARS

2.1	Definitions.

(a)	The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price (as defined in subsection 2.4) and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an “NQO”) or an incentive stock option (an “ISO”), as determined in the discretion of the Committee. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b). An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b). An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option and/or to the extent that it does not meet the requirements of an ISO.

(b)	A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock, value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

2.2	Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividends or dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan. ISOs may only be granted to employees of YUM! or a Subsidiary.

2.3	Limits on ISOs. If the Committee grants ISOs, then to the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of YUM! and its Subsidiaries) exceeds $100,000, such Options shall be treated as NQOs to the extent required by Code Section 422. Any Option that is intended to constitute an ISO shall satisfy any other requirements of Code Section 422 and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a NQO.

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2.4	Exercise Price. The “Exercise Price” of each Option or SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of YUM! or a Subsidiary that are assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award.

2.5	Exercise. An Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall an Option or SAR be exercisable later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any stock exchange on which the Stock is listed).

2.6	Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)	Subject to the following provisions of this subsection 2.6, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.6(c), payment may be made as soon as practicable after the exercise).

(b)	The Exercise Price shall be payable in cash or by tendering (including by way of a net exercise), by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)	The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to YUM! a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.7	Tandem Grants of Options and SARS. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Stock at the time of such grant.

2.8	No Repricing. Except for either adjustments pursuant to subsection 4.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by YUM!’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to YUM! as consideration for the grant of a replacement Option or SAR with a lower Exercise Price or a Full Value Award. Except as approved by YUM!’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to YUM! in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock.

Section 3 Full Value Awards

3.1	Definition. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including restricted stock, restricted stock units, performance shares, and performance units) which is contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.

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3.2	Restrictions on Full Value Awards. Each Full Value Award shall be subject to the following:

(a)	Any Full Value Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)	Except for Full Value Awards that are granted (i) in lieu of other compensation, (ii) as a form of payment of earned performance awards or other incentive compensation, (iii) to new hires, or (iv) as retention awards outside the United States, if the right to become vested in a Full Value Award granted to an employee is conditioned on the completion of a specified period of service with YUM! and the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, then the required period of service for full vesting of the Full Value Award shall be not less than three years (provided that the required period for full vesting shall, instead, not be less than two years in the case of annual incentive deferrals payable in restricted shares), subject to pro rated vesting over the applicable minimum service period and to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination). Awards to Directors are not subject to this paragraph 3.2(b).

3.3	Performance-Based Compensation. The Committee may designate a Full Value Award granted to any Participant as “Performance-Based Compensation” within the meaning of Code Section 162(m) and regulations thereunder. To the extent required by Code Section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more Performance Measures determined by the Committee and the following additional requirements shall apply:

(a)	The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Code Section 162(m)) and shall be established in writing by the Committee not later than ninety (90) days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to YUM!, a Subsidiary, operating unit, division, or group or individual performance (or any combination thereof) and shall be based on one or more Performance Measures.

(b)	A Participant otherwise entitled to receive a Full Value Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this paragraph 3.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

Nothing in this subsection 3.3 shall preclude the Committee from granting Full Value Awards under the Plan that are not intended to constitute Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation.

Section 4 Stock Reserved and Limitations

4.1.	Shares Reserved/Limitations. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by YUM! as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.

(b)	Subject to the following provisions of this subsection 4.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 92,600,000 (which number includes all shares delivered under the Plan since its establishment in 1999, determined in accordance with the terms of the Plan). For purposes of applying the limitations of this paragraph 4.1(b), each share of Stock delivered pursuant to Section 3 (relating to Full Value Awards) shall be counted as covering two shares of Stock, and shall reduce the number of shares of Stock available for delivery under this paragraph 4.1(b) by two shares except, however, in the case of restricted shares or restricted units delivered pursuant to the settlement of earned annual incentives, each share of Stock shall be counted as covering one share of Stock and shall reduce the number of shares of Stock available for delivery by one share.

(c)	To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such

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shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)	If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Stock to YUM! (by either actual delivery or by attestation, including net exercise), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)	Subject to the terms and conditions of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs under the Plan shall be 84,600,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(f)	The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Full Value Awards) shall be 12,000,000 shares except that shares subject to Full Value Awards granted with respect to the deferral of annual cash incentive awards under a deferred compensation plan of YUM! or a Subsidiary will not count towards this maximum.

(g)	Subject to subsection 4.2, the following additional maximums are imposed under the Plan.

(i) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 9,000,000 shares during any five calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering one share of Stock for purposes of applying the limitations of this subparagraph (i).

(ii) For Full Value Awards that are intended to be Performance-Based Compensation, no more than 3,000,000 shares of Stock may be subject to such Awards granted to any one individual during any five-calendar-year period (regardless of when such shares are deliverable). Notwithstanding the foregoing, in the case of any Full Value Award that is a performance unit award that is intended to be Performance-Based Compensation, no more than $10,000,000 may be subject to any such Awards granted to any one individual during any one-calendar-year period (regardless of when such amounts are deliverable). For purposes of this subparagraph (ii), a “performance unit award” means a Full Value Award that is the grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(iii) In the case of any Award to a Director, in no event shall the dollar value of the Award granted to any Director for any calendar year (determined as of the date of grant) exceed $750,000.

If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the limits of this paragraph 4.1(g) shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash. If delivery of Stock is deferred until after the Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Stock is earned shall be disregarded.

4.2.	Adjustments to Shares of Stock and Awards. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, or sale or other disposition by YUM! of all or a portion of its assets, any other change in YUM!’s corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of YUM!, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of YUM! or of any other corporation being received by the holders of outstanding shares of Stock), or a material change in the market value of the outstanding shares of Stock as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a)	the number and type of Shares (or other property) with respect to which Awards may be granted;

(b)	the number and type of Shares (or other property) subject to outstanding Awards;

(c)	the grant or Exercise Price with respect to outstanding Awards;

(d)	the limitations set forth in subsection 4.1 (including the limitations set forth in paragraph 4.1(g)); and

(e)	the terms, conditions or restrictions of outstanding Awards and/or Award Agreements;

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provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an ISO. However, in no event shall this subsection 4.2 be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code Section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code Section 409A, provided that the restriction of this subparagraph (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code Section 409A.

Section 5 Change in Control

Subject to the provisions of subsection 4.2 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, if a Change in Control occurs prior to the date on which an Award is vested and prior to the Participant’s separation from service and if the Participant’s employment is involuntarily terminated by the Company (other than for cause) on or within two years following the Change in Control, then:

(a)	All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)	All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)	All Full Value Awards (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested and the Committee shall determine the extent to which performance conditions are met in accordance with the terms of the Plan and the applicable Award Agreement.

Notwithstanding anything in this Plan or any Award agreement to the contrary, to the extent any provision of this Plan or an Award agreement would cause a payment of deferred compensation that is subject to Code Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code Section 409A.

Section 6 Miscellaneous

6.1.	Effective Date; Duration; Effect on Other Plans. The Plan was originally effective as of May 20, 1999. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on or after the ten-year anniversary of May 20, 2016, the date on which the Plan was amended and restated. In no event shall Awards be made under the Plan as amended and restated as set forth herein unless and until this amendment and restatement is approved by YUM!’s shareholders.

6.2.	General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, YUM! shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

6.3.	Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, previously-owned Stock that has been held by the Participant or Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

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6.4.	Grant and Use of Awards. Subject to subsection 4.1, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of YUM! or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by YUM! or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of YUM! or a Subsidiary, including the plans and arrangements of YUM! or a Subsidiary assumed in business combinations.

6.5.	Settlement and Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment (other than Option or SAR other than to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

6.6.	Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

6.7.	Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

6.8.	Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

6.9.	Action by Company or Subsidiary. Any action required or permitted to be taken by YUM! or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of YUM! or a Subsidiary who is delegated by the board of directors authority to take such action.

6.10.	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.11.	Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of YUM! or any of the Subsidiaries whatsoever, including, without limitation, any specific funds, assets, or other property which YUM! or any of the Subsidiaries, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of YUM! or any of the Subsidiaries, and nothing contained in the Plan shall constitute a guarantee that the assets of YUM! or any of the Subsidiaries shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of YUM! or a Subsidiary or the right to continue to provide services to YUM! or a Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of YUM! prior to the date on which the individual fulfills all conditions for receipt of such rights.

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6.12.	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

6.13.	Misconduct. If the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of YUM! or any Subsidiary; (b) breached any contract with or violated any fiduciary obligation to YUM! or any Subsidiary; or (c) engaged in any conduct which the Committee determines is injurious to YUM! or its Subsidiaries, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this subsection 6.13.

6.14.	Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with YUM’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Stock issued pursuant to the Plan shall be subject to YUM!’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

6.15.	Foreign Individuals. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which YUM! or any of the Subsidiaries operates or has employees. The foregoing provisions of this subsection 6.15 shall not be applied to increase the share limitations of Section 4 or to otherwise change any provision of the Plan that would otherwise require the approval of YUM!’s shareholders.

Section 7 Committee

7.1.	Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the Approval Date, the Committee shall mean the Management Planning and Development Committee of the Board of Directors.

7.2.	Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8 to cancel or suspend Awards.

(b)	To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)	The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of YUM!, and applicable state corporate law.

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7.3.	Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until action to the contrary is taken by the Board or the Committee, the Committee’s authority with respect to Awards and other matters concerning Participants below the Partners Council or Executive Officer level is delegated to the Chief Executive Officer or the Chief People Officer of YUM!.

7.4.	Information to be Furnished to Committee. YUM! and the Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of YUM! and the Subsidiaries as to an individual’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 8 Amendment and Termination

The Board may, at any time, amend or terminate the Plan (and the Committee may amend any Award Agreement); provided, however, that no amendment or termination of the Plan or amendment of any Award Agreement may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted; and provided further that, adjustments pursuant to subsection 4.2 shall not be subject to the foregoing limitations of this Section 8; and provided further that, amendments to the provisions of subsection 2.8 (relating to Option and SAR repricing), amendments expanding the group of Eligible Individuals, or amendments increases in the number of shares reserved under the Plan pursuant to paragraphs 4.1(b) (total shares reserved), 4.1(e) (relating to the limitations on ISOs), 4.1(f) (relating to limitations on certain Full Value Awards) and 4.1(g) (relating to individual limits) will not be effective unless approved by YUM!’s shareholders; and provided further that, no other amendment shall be made to the Plan without the approval of YUM!’s shareholders if such approval is required by law or the rules of any stock exchange on which the Common Stock is listed. It is the intention of YUM! that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, neither YUM! nor the Subsidiaries guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

Section 9 Defined Terms

In addition to the other definitions contained herein, the following definitions shall apply:

(a)	Approval Date. The term “Approval Date” shall mean the date on which YUM!’s shareholders approve this amendment and restatement of the Plan.

(b)	Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, or Full Value Awards.

(c)	Board. The term “Board” shall mean the Board of Directors of YUM!.

(d)	Change in Control. Except as otherwise provided by the Committee, a “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:
(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of YUM! (not including in the securities beneficially owned by such Person any securities acquired directly from YUM! or its Affiliates) representing 20% or more of the combined voting power of YUM!’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of subparagraph (iii) below; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof,

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constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of YUM!), whose appointment or election by the Board or nomination for election by YUM!’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of YUM! or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of YUM! or the surviving or resulting entity or any parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of YUM! (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of YUM! (not including in the securities beneficially owned by such Person any securities acquired directly from YUM! or its Affiliates) representing 20% or more of the combined voting power of YUM!’s then outstanding securities.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of YUM! immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of YUM! immediately following such transaction or series of transactions.

(I)	“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(II)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

(III)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(IV)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) YUM! or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of YUM! or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the shareholders of YUM! in substantially the same proportions as their ownership of stock of YUM!.
(e)	Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any Code provision shall include reference to any successor provision of the Code.

(f)	Director. For purposes of the Plan, the term “Director” shall mean a member of the Board who is not an officer or employee of YUM! or any Subsidiary.

(g)	Eligible Individual. For purposes of the Plan, the term “Eligible Individual” shall mean any officer, director or other employee of YUM! or its Subsidiaries, consultants, independent contractors or agents of YUM! or a Subsidiary, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of YUM! or a Subsidiary (but effective no earlier than the date on which such individual begins to provide services to YUM! or a Subsidiary), including, in each case, Directors.

(h)	Fair Market Value. The “Fair Market Value” of a share of Stock as of any date shall mean the closing price of a share of Stock on such date as reported on the composite tape for securities listed on the New York Stock Exchange (or if no sales of Stock were made on said exchange on such date, on the next preceding day on which sales were made on such exchange). If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market. If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

(i)	Performance Measures. In the case of any Award that is intended to constitute Performance-Based Compensation, the term “Performance Measures” shall mean any one or more of the following: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; total shareholder return; customer satisfaction metrics; or restaurant unit development. Each goal may be

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expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of YUM! and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets.

(j)	Potential Change in Control. A “Potential Change in Control” shall exist during any period in which the circumstances described in items (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):
(i)	YUM! or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this item (i) shall cease to exist upon the expiration or other termination of all such agreements.

(ii)	Any Person (including YUM!) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this item (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

(iii)	Any Person becomes the Beneficial Owner, directly or indirectly, of securities of YUM! representing 15% or more of the combined voting power of YUM!’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from YUM! or any of its Affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of YUM! by any person, to the extent that such securities of YUM! are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of YUM!’s securities immediately prior to the transaction or transactions.

(iv)	The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this item (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.
(k)	Subsidiaries. The term “Subsidiary” shall mean any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by YUM! (or by any entity that is a successor to YUM!), and any other business venture designated by the Committee in which YUM! (or any entity that is a successor to YUM!) has a significant interest, as determined in the discretion of the Committee; provided, however, that except for options and SARs designated as intended to be subject to Code Section 409A, options and SARs shall not be granted to employees or directors of Subsidiaries unless the ownership of the Subsidiary satisfies Treas. Reg. § 1.409A-1(b)(5)(iii). For purposes of applying the Plan to an ISO, the term “Subsidiary” shall mean a subsidiary determined in accordance with Code Section 424(f).

(l)	Stock. The term “Stock” shall mean shares of common stock of YUM!.

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Yum!

YUM! BRANDS, INC.
1441 GARDINER LANE
LOUISVILLE, KY 40213

ADMISSION TICKET
Your Vote is important. Please vote immediately.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Yum! Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are voting by Internet or telephone please DO NOT mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08120-P74755

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YUM! BRANDS, INC.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4 and AGAINST item 5.

1. Election of Directors.

Nominees:

	For	Against	Abstain
1a. Michael J. Cavanagh	☐	☐	☐
1b. Brian C. Cornell	☐	☐	☐
1c. Greg Creed	☐	☐	☐
1d. David W. Dorman	☐	☐	☐
1e. Mirian M. Graddick-Weir	☐	☐	☐
1f. Jonathan S. Linen	☐	☐	☐
1g. Keith Meister	☐	☐	☐
1h. Thomas C. Nelson	☐	☐	☐
1i. Thomas M. Ryan	☐	☐	☐
1j. P. Justin Skala	☐	☐	☐
1k. Elane B. Stock	☐	☐	☐
1l. Robert D. Walter	☐	☐	☐
2. Ratification of Independent Auditors.	☐	☐	☐
3. Advisory Vote to Approve Executive Compensation.	☐	☐	☐
4. Proposal to Approve the Company's Long Term Incentive Plan As Amended.	☐	☐	☐
5. Shareholder Proposal Concerning Responsible and Accurate Labeling.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YUM! BRANDS, INC.
ANNUAL MEETING

May 20, 2016
9:00 AM
YUM! Brands, Inc.
Yum! Conference Center
1900 Colonel Sanders Lane
Louisville, Kentucky 40213

ADMISSION TICKET

YUM! BRANDS, INC.'S 2016 ANNUAL SHAREHOLDERS MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVINGS TIME) ON FRIDAY, MAY 20, 2016, AT THE YUM! CONFERENCE CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the Meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of Common Stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan.

If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the Annual Meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

(PLEASE DETACH PROXY CARD AT PERFORATION)

E08121-P74755

YUM! BRANDS, INC.

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Marc L. Kesselman, Scott A. Catlett and John P. Daly, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable and, in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 20, 2016, or any adjournment thereof.

NOMINEES FOR DIRECTOR:

Michael J. Cavanagh, Brian C. Cornell, Greg Creed, David W. Dorman, Mirian M. Graddick-Weir, Jonathan S. Linen, Keith Meister, Thomas C. Nelson, Thomas M. Ryan, P. Justin Skala, Elane B. Stock and Robert D. Walter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 and 4 and AGAINST 5.

This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows:

FOR (1) the Election of All Nominees for Director
FOR (2) the Ratification of Independent Auditors
FOR (3) the Advisory Vote to Approve Executive Compensation
FOR (4) Proposal to Approve The Company's Long Term Incentive Plan As Amended
AGAINST (5) Shareholder Proposal Concerning Responsible and Accurate Labeling

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(*CONTINUED* and To Be Signed and Dated on *REVERSE SIDE*)

SEE REVERSE SIDE

YUM! BRANDS, INC.
ANNUAL MEETING FOR HOLDERS AS OF 3/22/16
TO BE HELD ON 5/20/16

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date.

Vote by Internet:	www.proxyvote.com
Vote by Phone:	1-800-454-8683
Vote by Mail:	Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08103-P74595

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com:
Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors.

Nominees:

		For	Against	Abstain
1a.	Michael J. Cavanagh	☐	☐	☐
1b.	Brian C. Cornell	☐	☐	☐
1c.	Greg Creed	☐	☐	☐
1d.	David W. Dorman	☐	☐	☐
1e.	Mirian M. Graddick-Weir	☐	☐	☐
1f.	Jonathan S. Linen	☐	☐	☐
1g.	Keith Meister	☐	☐	☐
1h.	Thomas C. Nelson	☐	☐	☐
1i.	Thomas M. Ryan	☐	☐	☐
1j.	P. Justin Skala	☐	☐	☐
1k.	Elane B. Stock	☐	☐	☐
1l.	Robert D. Walter	☐	☐	☐

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

		For	Against	Abstain
2.	Ratification of Independent Auditors.	☐	☐	☐
3.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐
4.	Proposal to Approve the Company's Long Term Incentive Plan As Amended.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

		For	Against	Abstain
5.	Shareholder Proposal Concerning Responsible and Accurate Labeling.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX] Date